Exhibit T3C

BRP FINANCE ULC

Issuer

-and-

BNY TRUST COMPANY OF CANADA,

Trustee

-and-

THE BANK OF NEW YORK MELLON,

Trustee

AMENDED AND RESTATED INDENTURE

Dated as of •, 2011

TABLE OF CONTENTS

ARTICLE 1
INTERPRETATION		6
1.1	Definitions	6
1.2	Meaning of “outstanding” for Certain Purposes	14
1.3	Interpretation Not Affected by Headings	15
1.4	Extended Meanings	15
1.5	Day Not a Business Day	15
1.6	Currency	15
1.7	Other Currencies	16
1.8	Statutes	16
1.9	Applicable Law	16
1.10	Conflict of Any Provision of the Indenture with the Trust Indenture Act	16

ARTICLE 2
THE DEBENTURES		16
2.1	No Fixed Limitation	16
2.2	Issuance in Series	16
2.3	Form of Debentures	17
2.4	Debentures to Rank Equally	18
2.5	Book-Entry Only Debentures	19
2.6	Signatures on Debentures	20
2.7	Authentication	20
2.8	Concerning Interest	20
2.9	Interim Debentures	22
2.10	Issue of Substitute Debentures	22
2.11	Option of Holder as to Place of Payment	23
2.12	Record of Payments	23
2.13	Surrender for Cancellation	23
2.14	Right to Receive Indenture	23

ARTICLE 3
REGISTRATION, TRANSFER, EXCHANGE AND OWNERSHIP OF DEBENTURES		23
3.1	Registers	23
3.2	Transfer of Debentures	24
3.3	Restrictions on Transfer of Global Debentures	25
3.4	Transferee Entitled to Registration	25
3.5	Closing of Registers	25
3.6	Exchange of Debentures	26
3.7	Ownership and Entitlement to Payment	26
3.8	Evidence of Ownership	27
3.9	No Notice of Trusts	27
3.10	Charges for Transfer and Exchange	27

ARTICLE 4
ISSUE AND DELIVERY OF DEBENTURES		28
4.1	Issuance of Debentures	28

ARTICLE 5
REDEMPTION AND PURCHASE OF DEBENTURES		29
5.1	General	29

5.2	Partial Redemption of Debentures	29
5.3	Notice of Redemption	30
5.4	Debentures Due on Redemption Date	30
5.5	Purchase of Debentures	31
5.6	Cancellation of Debentures	31

ARTICLE 6
COVENANTS OF THE CORPORATION		31
6.1	Covenants	31
6.2	Limitations on Indebtedness	32
6.3	Limitation on Liens	32
6.4	Limitation on Sale and Leaseback Transactions	32
6.5	Limitation on Distributions	33
6.6	Limitations on Debt and Preferred Stock of Subsidiaries	33
6.7	Maintenance of Offices or Agencies	34
6.8	Money for Payments to Be Held in Trust	34
6.9	Trustee’s Remuneration and Expenses	35
6.10	Not to Extend Time for Payment of Interest	35
6.11	Examination and Audit	36

ARTICLE 7
HOLDERS’ LISTS AND REPORTS BY TRUSTEES AND CORPORATION		36
7.1	Disclosure of Names and Addresses of Holders	36
7.2	Reports by Trustees	36
7.3	Reports by the Corporation	37

ARTICLE 8
DEFAULTS AND REMEDIES		37
8.1	Events of Default	37
8.2	Notice of Event of Default	39
8.3	Acceleration	39
8.4	Waiver of Event of Default	40
8.5	Enforcement by the Trustee	40
8.6	Suits by Debentureholders	41
8.7	Undertaking for Costs	42
8.8	Application of Money	42
8.9	Distribution of Proceeds	43
8.10	Remedies Cumulative	43
8.11	Judgment Against the Corporation	43
8.12	Immunity of Shareholders, Directors and Officers	44

ARTICLE 9
CANCELLATION, DISCHARGE AND DEFEASANCE		44
9.1	Cancellation and Destruction	44
9.2	Payment of Amounts Due on Maturity	44
9.3	Discharge	44
9.4	Defeasance	45

ARTICLE 10
SUCCESSORS		46
10.1	Requirements for Successors	46

10.2	Vesting of Powers in Successor	47

ARTICLE 11
MEETINGS OF DEBENTUREHOLDERS		48
11.1	Right to Convene Meetings	48
11.2	Notices of Meetings	48
11.3	Chairman	48
11.4	Quorum	48
11.5	Power to Adjourn	48
11.6	Show of Hands	49
11.7	Poll	49
11.8	Voting	49
11.9	Regulations	49
11.10	Corporation and Trustee May Be Represented	50
11.11	Powers Exercisable by Unanimous Consent of Debentureholders	50
11.12	Powers Exercisable by Debentureholders by Extraordinary Resolution	51
11.13	Meaning of Ordinary Resolution	52
11.14	Meaning of Extraordinary Resolution	52
11.15	Powers Cumulative	53
11.16	Minutes	53
11.17	Instruments in Writing	53
11.18	Binding Effect of Resolutions	53
11.19	Serial Meetings	53
11.20	Record Dates	54
11.21	Meetings U.S Dollar Debenture Holders	55

ARTICLE 12
NOTICES		55
12.1	Notice to the Corporation	55
12.2	Notice to Debentureholders	55
12.3	Notice to the Trustee	55
12.4	When Publication Not Required	56
12.5	Waiver of Notice	56

ARTICLE 13
CONCERNING THE TRUSTEE		56
13.1	U.S. and Canadian Trustees	56
13.2	Corporate Trustees Required Eligibility	56
13.3	Certain Duties and Responsibilities of Trustees	57
13.4	No Conflict of Interest	58
13.5	Conditions Precedent to Trustee’s Obligation to Act	58
13.6	Resignation and Removal; Appointment of Successor	59
13.7	Acceptance of Appointment by Successor	60
13.8	Trustees May Deal in Debentures	60
13.9	No Person Dealing with Trustees Need Inquire	61
13.10	Investment of Money Held by Trustees	61
13.11	Trustees Not Required to Give Security	61
13.12	Trustee Not Required to Possess Debentures	61
13.13	Evidence of Compliance	61
13.14	Form of Evidence	61

13.15	Certain Rights of Trustees	62
13.16	Merger, Conversion, Consolidation or Succession to Business	63
13.17	Action by Trustees to Protect Interests	63
13.18	Protection of Trustees	63
13.19	Authority to Carry on Business	65
13.20	Trustees Not Liable in Respect of Depository	65
13.21	Global Debentures	65
13.22	Trustees Appointed Attorney	66
13.23	Acceptance of Trusts	66
13.24	Preferential Collection of Claims Against Corporation	66
13.25	No Liability for Certain Deposited Monies	66

ARTICLE 14
SUPPLEMENTAL INDENTURES		66
14.1	Supplemental Indentures	66
14.2	Effect of Supplemental Indentures	67
14.3	Execution of Supplemental Indentures	67
14.4	Reference in Securities to Supplemental Indentures	68

ARTICLE 15
EVIDENCE OF RIGHTS OF DEBENTUREHOLDERS		68
15.1	Evidence of Rights of Debentureholders	68

ARTICLE 16
EXECUTION AND FORMAL DATE		68
16.1	Counterpart Execution	68
16.2	Formal Date	68

SCHEDULE A
Form of •% Debentures due • (Series •)

AMENDED AND RESTATED INDENTURE

This Amended and Restated Indenture is made as of •, 2011,

AMONG

BRP FINANCE ULC, a corporation incorporated under the laws of Alberta (the “Corporation”)

- and -

BNY TRUST COMPANY OF CANADA, a trust company incorporated under the laws of Canada, as Canadian Trustee (the “Canadian Trustee”)

- and -

THE BANK OF NEW YORK MELLON, a banking corporation under the laws of New York (the “U.S. Trustee”)

WHEREAS Brookfield Renewable Power Inc. (the “Original Issuer”) entered into an indenture (as amended or supplemented prior to the date hereof, the “Original Indenture”) dated as of December 16, 2004, for the purposes of creating and issuing Debentures from time to time in the manner provided for therein;

AND WHEREAS the Debentureholders have, by an Extraordinary Resolution, approved the assumption by the Corporation of the obligations of the Original Issuer under the Original Indenture and the amendments to the Original Indenture that are reflected in this amended and restated indenture;

AND WHEREAS the Corporation, under the laws relating thereto, is duly authorized to assume the obligations under the Original Indenture and all Debentures issued as at the date hereof, and to create and issue the Debentures from time to time in one or more series as herein provided;

AND WHEREAS all necessary resolutions of the directors of the Corporation have been duly passed and other proceedings taken and conditions complied with to make the creation and issue of the Debentures proposed to be issued hereunder and this Indenture and the execution thereof legal, valid and binding on the Corporation in accordance with the laws relating to the Corporation;

AND WHEREAS the foregoing recitals are made as representations and statements of fact by the Corporation and not by the Trustees;

NOW THEREFORE THIS INDENTURE WITNESSES and it is hereby covenanted, agreed and declared as follows.

ARTICLE 1
INTERPRETATION

1.1                                 Definitions

In this Indenture and in the Debentures, unless there is something in the subject matter or context inconsistent therewith, the following expressions have the respective meanings indicated:

“Affiliate” means, with respect to any Person, any other Person which, directly or indirectly through one or more Persons, Controls, is Controlled by, or is under common Control with, such Person.

“Book-Entry Only Debentures” means Debentures of a Series which, in accordance with the terms applicable to such Series, are to be held only by or on behalf of the Depository.

“BRELP” means Brookfield Renewable Energy L.P., an exempted partnership formed under the laws of Bermuda.

“BREP” means Brookfield Renewable Energy Partners L.P., a exempted partnership formed under the laws of Bermuda.

“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day when banking institutions in Toronto, Ontario or New York, New York are authorized or obligated by law or regulation to close.

“CDS” means The Canadian Depository for Securities Limited and its successors.

“Canadian GAAP” means, as at any date of determination, accounting principles generally accepted in Canada, which, as at the date hereof, mean the international financial reporting standards adopted by the International Accounting Standards Board.

“Canadian Trustee” means BNY Trust Company of Canada or such other Person appointed as Canadian Trustee in a Supplemental Indenture.

“Capital Lease Obligation” of any Person means the obligation to pay rent or other payment amounts under a lease of (or other Indebtedness arrangements conveying the right to use) real or personal property of such Person which is required to be classified and accounted for as a capital lease or a liability on the face of a balance sheet of such Person in accordance with Canadian GAAP from time to time and which has a term to stated maturity of at least 18 months.  The stated maturity of such obligation shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.

“Capital Stock” of any Person means any and all shares, units, interests, participations or other equivalents (however designated) of corporate stock or equity of such Person.

“Certified Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Corporation to have been duly passed by the Directors and to be in full force and effect on the date of such certification.

“Commission” means the United States Securities and Exchange Commission.

“Common Shares” of any Person means Capital Stock of such Person that does not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding-up of such Person, to shares of Capital Stock of any other class of such Person.

“Control”, “Controlled” and similar expressions mean a relationship between two Persons wherein one of such Persons has the power, through the ownership of Securities, by contract or otherwise, to directly or indirectly, direct the management and policies of the other of such Persons, and includes: (i) in the case of a corporation, the ownership, either directly or indirectly through one or more Persons, of Securities of such corporation carrying more than 50% of the votes that may be cast to elect the directors of such corporation either under all circumstances or under some circumstances that have occurred and are continuing (other than Securities held as collateral for a bona fide debt where the holder thereof is not entitled to exercise the voting rights attached thereto), provided that such votes, if exercised, are sufficient to elect a majority of the directors of such corporation; and (ii) in the case of a limited partnership, acting or having the power to act as the general partner of such limited partnership or to otherwise Control such general partner.

“Corporate Trust Office” means the principal trust office of the Canadian Trustee or the U.S. Trustee, as the case may be, at which, at any particular time, its corporate trust business relative to this Indenture is administered.  At the date hereof, the Corporate Trust Office for the Canadian Trustee is located at Suite 320 Bay Street, 11th floor, Toronto, Ontario, M5H 4A6 and the Corporate Trust Office for the U.S. Trustee is located at 101 Barclay Street, 4E, New York, New York, 10286.

“Corporation” means BRP Finance ULC and its Successors.

“Corporation’s Auditors” means, at any time, a firm of chartered accountants duly appointed as auditors of the Corporation.

“Corporation Counsel” means legal counsel retained by the Corporation.

“Corporation Request” means an instrument signed in one or more counterparts by any two Officers of the Corporation requesting or directing the Trustees to take or refrain from taking the action or proceeding specified therein.

“Debentures” means unsecured debentures of the Corporation issued or to be issued pursuant to this Indenture and represented in the form of fully registered global debentures held by, or on behalf of the Depository.

“Debentureholder” or “Holder” means, at a particular time, a Person entered in a Register as a holder of one or more Debentures outstanding at such time.

“Debentureholders’ Request” means, in respect of a particular Series, an instrument signed in one or more counterparts by Debentureholders holding not less than 25% of the aggregate principal amount of the outstanding Debentures of such Series or, in respect of all Debentures, an instrument signed in one or more counterparts by Debentureholders holding not less than 25% of the aggregate principal amount of all outstanding Debentures, in each case requesting or directing the Trustees to take or refrain from taking the action or proceeding specified therein.

“Debt Accounts” has the meaning ascribed to such term in Section 9.2.

“Depository” means CDS or such other Person as is designated in writing by the Corporation to act as depository in respect of a Series of Book-Entry Only Debentures, or with respect to a U.S. Dollar

Debenture, the term “Depository” means The Depository Trust Company, or such other clearing agency registered under the Exchange Act.

“Directors” means the directors of the Corporation or, whenever duly empowered by a resolution of the directors of the Corporation in accordance with applicable law, a committee of the directors of the Corporation, and reference to action by the Directors means action by the directors of the Corporation or action by any such committee.

“Event of Default” has the meaning ascribed to such term in Section 8.1.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Extraordinary Resolution” has the meaning ascribed to such term in Section 11.14.

“Financial Instrument Obligations” of any Person, means, with respect to any Person, obligations for transactions arising under:

(a)                                  any interest swap agreement, forward rate agreement, floor, cap or collar agreement, futures or options, insurance or other similar agreement or arrangement, or any combination thereof, entered into or guaranteed by such Person where the subject matter of the same is interest rates or the price, value, or amount payable thereunder is dependent or based upon the interest rates or fluctuations in interest rates in effect from time to time (but, for certainty, shall exclude conventional floating rate debt);

(b)                                 any currency swap agreement, cross-currency agreement, forward agreement, floor, cap or collar agreement, futures or options, insurance or other similar agreement or arrangement, or any combination thereof, entered into or guaranteed by such Person where the subject matter of the same is currency exchange rates or the price, value or amount payable thereunder is dependent or based upon currency exchange rates or fluctuations in currency exchange rates in effect from time to time; and

(c)                                  any agreement, whether financial or physical, for the purchase, sale, exchange, making or taking of any commodity (including natural gas, oil, electricity, coal, emission credits or other energy products), any commodity swap agreement, floor, cap or collar agreement or commodity future or option or other similar agreements or arrangements, or any combination thereof, entered into or guaranteed by such Person where the subject matter of the same is any commodity or the price, value or amount payable thereunder is dependent or based upon the price of any commodity or fluctuations in the price of any commodity in effect from time to time, to the extent of the net amount due or accruing due thereunder (determined by marking-to-market the same in accordance with their terms).

“Funded Indebtedness” means, with respect to any Person, Indebtedness but excludes (i) any Indebtedness of such Person that, on the date of issue or assumption of liability, has a term to maturity (including any right of extension or renewal) of 18 months or less, (ii) Inter-Company Indebtedness of such Person, and (iii) Qualifying Subordinated Indebtedness of such Person.

“Global Debenture” means a Debenture representing the aggregate principal amount of a Series of Debentures.

“Guarantee” means a guarantee agreement executed by a Guarantor in favour of the Canadian Trustee; and “Guarantees” means all of them, including the Guarantees executed by BREP, BRELP, Brookfield BRP Holdings (Canada) Inc. and BRP Bermuda Holdings I Limited.

“Guarantors” means, collectively, BREP, BRELP, Brookfield BRP Holdings (Canada) Inc. and BRP Bermuda Holdings I Limited, and each other wholly-owned material Subsidiary of BRELP which is directly owned by BRELP and which delivers a Guarantee; and “Guarantor” means any of them.

“Indebtedness” of any Person means (without duplication), whether recourse is to all or a portion of the assets of such Person and whether or not contingent, obligations treated in accordance with Canadian GAAP from time to time as indebtedness, including:  (i) every obligation of such Person for money borrowed, (ii) every obligation of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses, (iii) every reimbursement obligation of such Person with respect to letters of credit, bankers’ acceptances or similar facilities issued for the account of such Person, (iv) every obligation of such Person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business which are not overdue or which are being contested in good faith), (v) the Net Swap Exposure of such Person (vi) every Capital Lease Obligation of such Person, (vii) the maximum fixed redemption or repurchase price, as at the time of determination, of all Redeemable Stock of such Person that is not Qualifying Redeemable Stock, and (viii) every obligation of the type referred to in clauses (i) through (vii) of another Person and all dividends of another Person the payment of which, in either case, such Person has guaranteed or for which such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, excluding any obligation in respect of Qualifying Redeemable Stock and any obligation of another Person in relation to Net Swap Exposure, the payment of which such Person has guaranteed and which guarantee is included above as indebtedness in accordance with Canadian GAAP from time to time.

“Interest Payment Date” means, for each Series of interest-bearing Debentures, a date on which interest is due and payable in accordance with the terms pertaining to such Series.

“Inter-Company Indebtedness” means, with respect to any of the Corporation, a Guarantor or any of their respective Subsidiaries, Indebtedness owing to any one or more of the Corporation, a Guarantor and/or any Subsidiary of the Corporation or a Guarantor.

“Limited Recourse Indebtedness” as applied to any Indebtedness of any Person means any Indebtedness that is or was incurred to finance a specific facility or portfolio of facilities or the acquisition of financial assets, provided that if such Indebtedness is with recourse to the Corporation or a Guarantor or any of their respective Subsidiaries, or such other entities as is available, such recourse is on an unsecured basis to the Corporation or a Guarantor (except as subsequently provided herein) and is limited to liabilities or obligations relating to the specific facility or portfolio of facilities or financial assets, and provided further that such Indebtedness may be secured by a lien on only (i) the property that constitutes such facility, portfolio of facilities or financial assets, as the case may be, (ii) the income from and proceeds of such facility, portfolio of facilities or financial assets, as the case may be, (iii) the Capital Stock of any Subsidiary of the Corporation or a Guarantor, or other entity, that owns an interest in such facility, portfolio of facilities or financial assets, or any interest that any such Subsidiary, or other entity, holds of any other Person owning any interest in such facility, portfolio of facilities or financial assets, and (iv) the contracts pertaining to such facility, portfolio of facilities or financial assets.

“Maturity Date” means, with respect to any Debenture, the date on which the principal of such Debenture becomes due and payable as therein or herein provided, whether at the Stated Maturity thereof or by declaration of acceleration, call for redemption or otherwise.

“Net Swap Exposure” means the net position of Financial Instrument Obligations of any Person that are:  (i) in excess of 18 months from the time the relevant calculation is made; and (ii) considered as indebtedness in accordance with Canadian GAAP from time to time.

“Net Worth” means an amount equal to the sum of (i) the equity or capital of BREP (including the partners’ capital, retained earnings or deficits, accumulated other comprehensive income or loss, and contributed and revaluation surplus of BREP) and all preferred equity and equity components of capital securities of BREP, (ii) the principal amount of all Qualifying Subordinated Indebtedness of BREP, and (iii) the consolidated Qualifying Redeemable Stock of BREP, determined in each case on a consolidated basis in accordance with Canadian GAAP as at the date of the most recent financial statements of BREP.

“Non-Controlling Interests” of means, at the time of any determination thereof, the amount that would be shown on a consolidated financial statement of BREP at such time, prepared in accordance with Canadian GAAP at such time, of non-controlling interests owned by minority stakeholders in BREP’s consolidated entities, and includes preferred shares, limited partnership interests and trust units.

“Officer” means (a) with respect to any Person that is a corporation, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, the Controller, the Secretary or any Vice-President of such Person and (b) with respect to any other Person, the individuals selected by such Person to perform functions similar to those of the officers listed in clause (a).

“Officers’ Certificate” means a certificate of the Corporation signed by any two Officers of the Corporation in their capacities as officers of the Corporation and not in their personal capacities provided that each Officers’ Certificate shall be signed on behalf of the Corporation by two or more Officers of the Corporation, one of whom must be either the principal executive officer, the principal financial officer or the principal accounting officer of the Corporation, and each Officers’ Certificate delivered to the U.S. Trustee shall comply with the requirements of the Trust Indenture Act.

“Opinion of Corporation Counsel” means a written opinion of Corporation Counsel or internal legal counsel and who shall be reasonably acceptable to the Trustees.

“Ordinary Resolution” has the meaning ascribed to such term in Section 11.13.

“Paying Agent” means a Person authorized by the Corporation to pay the principal, Premium or interest payable in respect of any Debentures on behalf of the Corporation, and may include the Corporation and the Trustees.

“Permitted Encumbrances” means any of the following, with respect to the Corporation or a Guarantor and any of its respective Subsidiaries:

(a)                                  any encumbrance existing as of the date of the first issuance of Debentures issued pursuant to this Indenture, or arising thereafter pursuant to contractual commitments entered into prior to such issuance;

(b)                                 any encumbrance created, incurred or assumed to secure any purchase money obligation;

(c)                                  any Capital Lease Obligation;

(d)                                 any encumbrance created, incurred or assumed to secure any Limited Recourse Indebtedness;

(e)                                  any encumbrance for collateral pledged (including parental guarantees) for Financial Instrument Obligations and energy purchase and sales agreements incurred in the ordinary course of business;

(f)                                    any encumbrance to secure any borrowed money if the sum of the amount of borrowed money secured by all encumbrances does not exceed the greater of 5% of Net Worth or $100 million;

(g)                                 any encumbrance in favour of any Subsidiary of the Corporation or any Guarantor;

(h)                                 any encumbrance on property of a corporation or any entity in which it has an interest which encumbrance exists at the time such corporation is merged into, or amalgamated or consolidated with the Corporation, a Guarantor or any Subsidiary of any of them, or such property is otherwise directly or indirectly acquired by the Corporation, a Guarantor or any Subsidiary of any of them, other than an encumbrance incurred in contemplation of such merger, amalgamation, consolidation or acquisition;

(i)                                     any encumbrance securing any Indebtedness to any bank or banks or other lending institution or institutions incurred in the ordinary course of business and for the purpose of carrying on the same, repayable on demand or maturing within 18 months of the date when such Indebtedness is incurred or the date of any renewal or extension thereof;

(j)                                     any encumbrance on or against cash or marketable debt securities pledged to secure Financial Instrument Obligations;

(k)                                  any encumbrance on or against cash or marketable debt securities in a sinking fund account established in support of a Series of Debentures issued pursuant to the Indenture;

(l)                                     any encumbrance or right of distress reserved in or exercisable under any lease for rent to which the Corporation, a Guarantor or any of their Subsidiaries is a party and for compliance with the terms of the lease;

(m)                               any encumbrance reserved in or exercisable under any subdivision, site plan control, development, reciprocal, servicing, facility, facility cost sharing or similar agreements with a governmental entity currently existing or hereafter entered into (in accordance with the provisions of this Indenture) with a governmental authority, which do not materially interfere with the use of the property for the purposes for which it is held or materially detract from the value thereof;

(n)                                 encumbrances respecting encroachments by facilities on neighboring lands over the property which do not materially interfere with the use thereof for the purposes for which the property is held or materially detract from the value thereof;

(o)                                 permits, licenses, agreements, easements (including, without limitation, heritage easements and agreements relating thereto), restrictions, restrictive covenants, reciprocal rights, rights-of-way, public ways, rights in the nature of an easement and other similar rights in land granted to or reserved by other Persons (including, without in any way limiting the generality of the foregoing, permits, licenses, agreements, easements, rights-

of-way, sidewalks, public ways, and rights in the nature of easements or servitudes for sewers, drains, steam, gas and water mains or electric light and power or telephone and telegraph conduits, poles, wires and cables);

(p)                                 liens incurred in the ordinary course of business, other than in connection with the incurrence of Indebtedness, that do not individually or in the aggregate with all other Permitted Encumbrances materially detract from the value of the properties encumbered or materially interfere with their use in the ordinary course of business; and

(q)                                 any extension, renewal, alteration or replacement (or successive extensions, renewals, alterations or replacements) in whole or in part, of any encumbrance referred to in the foregoing clauses (a) through (p) inclusive, provided that the extension, renewal, alteration or replacement of such encumbrance is limited to all or any part of the same property that secured the encumbrance extended, renewed, altered or replaced (plus improvements on such property) and the principal amount of the Indebtedness secured thereby is not increased.

“Person” means any individual, corporation, body corporate, limited partnership, general partnership, joint stock company, association, joint venture, association, company, trust, bank, fund, governmental authority or other entity or organization, whether or not recognized as a legal entity.

“Preferred Stock” of any Person means Capital Stock of such Person of any class or classes (however designated) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

“Premium” means, with respect to any Debenture at a particular time, the excess, if any, of the then applicable Redemption Price of such Debenture over the principal amount of such Debenture.

“Prime Rate” means the rate of interest expressed as a rate per annum which the Corporation’s principal Canadian bank designates as its prime rate and which establishes from time to time the reference rate of interest such bank will use to determine the rate of interest, expressed as its prime rate of interest, that it will charge for demand loans in Canadian dollars made in Canada, as such rate may be adjusted from time to time.

“Qualifying Redeemable Stock” of any Person means any Redeemable Stock of such Person that can be satisfied or acquired, in the sole discretion of the Person who issued such Redeemable Stock, BREP or a Subsidiary of BREP, with or in exchange for Capital Stock of such Person, BREP or a Subsidiary of BREP that is not itself Reedemable Stock.

“Qualifying Subordinated Indebtedness” of any Person means Indebtedness of such Person (i) which by its terms provides that the payment of principal of (and Premium, if any) and interest on and all other payment obligations in respect of such Indebtedness shall be subordinate to the prior payment in full of the Debentures to at least the extent that no payment of principal of (or Premium, if any) or interest on or otherwise due in respect of such Indebtedness may be made for so long as there exists any default in the payment of principal (or Premium, if any) or interest on the Debentures or any other default that with the passing of time or the giving of notice, or both, would constitute an Event of Default with respect to the Debentures and (ii) which expressly by its terms gives such Person the right to make payments of principal (and Premium, if any) and interest and all other payment obligations in respect of such Indebtedness in equity of the Corporation, a Guarantor or any of their respective Subsidiaries.

“Record Date” means the date for determining the Holders of Debentures of a Series entitled to receive payment of interest on an Interest Payment Date for such Series, which date shall be the fifteenth Business Day prior to such Interest Payment Date or such other date as shall be specified in a Certified Resolution delivered to the Trustee or as provided for in a Supplemental Indenture.

“Redeemable Stock” of any Person means any Capital Stock of such Person which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the final stated maturity of the Debentures.

“Redemption Date” has the meaning ascribed to such term in Section 5.3.

“Redemption Price” means, in respect of a Debenture, the amount, excluding interest, payable on the Redemption Date fixed for such Debenture.

“Redemption Price Calculation Date” has the meaning ascribed to such term in Section 5.3.

“Register” has the meaning ascribed to such term in Section 3.1.

“Registrar” means a Trustee or a Person other than a Trustee designated by the Corporation to keep a Register.

“Responsible Officer” when used with respect to the Trustee, means any vice president, any assistant vice president, any senior trust officer or assistant trust officer, any trust officer, or any other officer associated with the corporate trust department of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of such person’s knowledge of and familiarity with the particular subject.

“Sale and Leaseback Transaction” of any Person means an arrangement with any lender or investor or to which such lender or investor is a party providing for the leasing by such Person of any property or asset of such Person which has been or is being sold or transferred by such Person after the acquisition thereof or the completion of construction or commencement of operation thereof to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such property or asset.

“Securities” means any stock, shares, units, installment receipts, voting trust certificates, bonds, debentures, notes, other evidences of indebtedness, or other documents or instruments commonly known as securities or any certificates of interest, shares or participations in temporary or interim certificates for, receipts for, guarantees of, or warrants, options or rights to subscribe for, purchase or acquire any of the foregoing.

“Series” means a series of Debentures which, unless otherwise specified in a Supplemental Indenture or a Term Schedule, consists of those Debentures which have identical terms and were or are to be issued at the same time, regardless of whether such Debentures are designated as a series.

“Stated Maturity” means the date specified in a Debenture as the date on which the principal of such Debenture is due and payable.

“Subsidiary” of any Person means a corporation, partnership, limited partnership, trust or other entity 50% or more of the combined voting power of the outstanding Voting Stock of which is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof, excluding any publicly listed entities and their Subsidiaries provided, however, that an involuntary delisting which is subsequently cured within 14 business days will not be considered a delisting for these purposes.

“Successor” has the meaning ascribed to such term in Section 10.1.

“Supplemental Indenture” means an indenture supplemental to this Indenture pursuant to which, among other things, Debentures may be authorized for issue or the provisions of this Indenture may be amended.

“Term Schedule” has the meaning ascribed to such term in Section 4.1(c).

“Total Consolidated Capitalization” means (without duplication), in accordance with Canadian GAAP from time to time, on a consolidated basis, the sum of (i) Net Worth, (ii) the Non-Controlling Interests, and (iii) all Funded Indebtedness of BREP.

“Trust Indenture Act” means the U.S. Trust Indenture Act of 1939, as amended.

“Trustee or Trustees” means the Persons named as the “Canadian Trustee” and the “U.S. Trustee” in this Indenture, unless a successor of either or both of such Persons shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” and “Trustees” shall refer instead to such successor Trustee or Trustees.

“Trustee Counsel” means legal counsel retained by the Trustees, which may or may not be counsel to the Corporation.

“U.S. Dollar Debentures” shall mean Debentures denominated in United States dollars.

“U.S. Trustee” means The Bank of New York Mellon, a New York banking corporation or such other Person appointed as U.S. Trustee in a Supplemental Indenture.

“Voting Stock” of any Person means Capital Stock of such Person which ordinarily has voting power for the election of directors (or Persons performing similar functions) of such Person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency.

1.2                               Meaning of “outstanding” for Certain Purposes

Every Debenture certified and delivered by the Trustees hereunder shall be deemed to be outstanding until it is cancelled or delivered to either Trustee for cancellation or money for the payment thereof has been set aside pursuant to Article 9, provided that if a new Debenture has been issued in substitution for a Debenture that has been mutilated, lost, stolen or destroyed, only one of such Debentures shall be counted for the purpose of determining the aggregate principal amount of Debentures outstanding and provided further that,

(a)                                  Debentures that have been partially redeemed, purchased or converted shall be deemed to be outstanding only to the extent of the unredeemed, unpurchased or unconverted part of the principal amount thereof, and

(b)           for the purpose of any provision of this Indenture entitling Holders of outstanding Debentures to vote, sign consents, requisitions or other instruments or take any other action under this Indenture or to constitute a quorum at any meeting of Debentureholders, Debentures owned directly or indirectly by the Corporation or any Affiliate of the Corporation shall be disregarded, provided that,

(i)            for the purpose of determining whether the Trustees shall be protected in relying on any such vote, consent, requisition or other instrument or action or on the Debentureholders present or represented at any meeting of Debentureholders constituting a quorum, only the Debentures which the Trustees know are so owned shall be so disregarded, and

(ii)           Debentures so owned that have been pledged in good faith other than to the Corporation or a Subsidiary or an Affiliate of the Corporation shall not be disregarded if the pledgee shall establish to the satisfaction of the Trustees the pledgee’s right to vote, sign consents, requisitions or other instruments or take such other actions free from the control of the Corporation, a Subsidiary or any Affiliate of the Corporation.

1.3          Interpretation Not Affected by Headings

The division of this Indenture into Articles, Sections and clauses, the provision of a table of contents and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation hereof.

1.4          Extended Meanings

In this Indenture, unless otherwise expressly provided herein or unless the context otherwise requires, words importing the singular number include the plural and vice versa; words importing gender include the masculine, feminine and neuter genders; references to “Indenture”, “this Indenture”, “hereto”, “herein”, “hereof”, “hereby”, “hereunder” and similar expressions refer to this amended and restated indenture, and not to any particular Article, Section, clause or other portion hereof, and include all Schedules and amendments hereto, modifications or restatements hereof, and any and every Supplemental Indenture and Term Schedule; and the expressions “Article”, “Section”, “clause” and “Schedule” followed by a number, letter, or combination of numbers and letters refer to the specified Article, Section or clause of or Schedule to this Indenture.

1.5          Day Not a Business Day

If any day on which an amount is to be determined or an action is to be taken hereunder at a particular location is not a Business Day at such location, then such amount shall be determined or such action shall be taken at or before the requisite time on the next succeeding day that is a Business Day at such location.

1.6          Currency

Except as otherwise provided herein, all references in this Indenture to “Canadian dollars”, “dollars” and “$” are to lawful money of Canada.

1.7          Other Currencies

For the purpose of making any computation under this Indenture, any currency other than Canadian dollars shall be converted into Canadian dollars at the Bank of Canada noon rate of exchange on the date on which such computation is to be made, unless otherwise provided in a Supplemental Indenture.

1.8          Statutes

Each reference in this Indenture to a statute is deemed to be a reference to such statute as amended, re-enacted or replaced from time to time.

1.9          Applicable Law

This Indenture and the Debentures shall be governed by and construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable in the Province of Ontario and shall be treated in all respects as Ontario contracts; provided, that the rights, protections, duties, obligations and immunities of the U.S. Trustee hereunder shall be governed by and construed under the laws of the State of New York; and provided, further that U.S. Dollar Debentures and the Supplemental Indenture under which such U.S. Dollar Debenture are issued shall be governed by and construed in accordance with the laws of the State of New York.

1.10        Conflict of Any Provision of the Indenture with the Trust Indenture Act

Each of the Corporation and the U.S. Trustee agrees to comply with all provisions of the Trust Indenture Act applicable to or binding upon it in connection with this Indenture and the Debentures.  If and to the extent that any provision of this Indenture or the Debentures or applicable law as set forth in Section 1.9 limits, qualifies or conflicts with any mandatory requirement of the Trust Indenture Act (and notwithstanding any provisions of this Indenture or the Debentures to the contrary), such mandatory requirement shall prevail.  For greater certainty, if and to the extent that any provision of this Indenture or the Debentures or applicable law as set forth in Section 1.9 limits, qualifies or conflicts with the duties imposed by Sections 310 to 318, inclusive, of the Trust Indenture Act, or conflicts with any provision (an “incorporated provision”) required by or deemed to be included in this Indenture by operation of such Trust Indenture Act sections (and notwithstanding any provisions of this Indenture or the Debentures to the contrary), the Trust Indenture Act shall control.

ARTICLE 2
THE DEBENTURES

2.1          No Fixed Limitation

The aggregate principal amount of Debentures which may be issued under this Indenture is unlimited, but Debentures may be issued hereunder only upon the terms and subject to the conditions herein provided.

2.2          Issuance in Series

Debentures may be issued in one or more Series.  The Debentures of each Series shall be designated in such manner, shall bear such title, date or dates and mature on such date or dates, shall bear interest, if any, at such rate or rates accruing from and payable on such date or dates, may be issued at such times and in such denominations, may be redeemable before maturity in such manner and subject to payment of such Premium, may be payable as to principal, interest and Premium at such place or places and in such currency or currencies, may be payable as to principal, interest and Premium in Securities of the Corporation or any other Person, may provide for such mandatory redemption, sinking fund or other analogous repayment obligations, may contain such provisions for the exchange or transfer of Debentures including different denominations and forms, may have attached thereto or issued therewith Securities entitling the Holders to subscribe for, purchase or acquire Securities of the Corporation or any other Person upon such terms, may give the Holders thereof the right to convert Debentures into Securities of the Corporation or any other Person upon such terms, may be defeasible at the option of the Corporation, and may contain such other provisions, not inconsistent with the provisions of this Indenture (except as otherwise permitted herein) or applicable law, as may be determined by the Directors by a resolution passed at or prior to the time of issue of the Debentures of such Series and set forth in a Term Schedule or, to such extent as the Directors may deem appropriate, in a Supplemental Indenture pertaining to the Debentures of such Series.  At the option of the Corporation, the maximum principal amount of Debentures of any Series may be limited, such limitation to be expressed in the Term Schedule or Supplemental Indenture providing for the issuance of the Debentures of such Series, and any such limitation may be increased at any time by the Corporation without the consent of the Debentureholders by means of a resolution of the Directors.

If any of the terms of a Series are established by action taken pursuant to a board resolution, a copy of an appropriate record of such action will be certified by the Secretary or an Assistant Secretary of the Corporation and delivered to the Trustee concurrently with or prior to the delivery of the Officers’ Certificate setting forth the terms of the series.

2.3          Form of Debentures

The Debentures of any Series may be of different denominations and forms and may contain such variations of tenor and effect, not inconsistent with the provisions of this Indenture (except as otherwise permitted herein) or applicable law, as are incidental to such differences of denomination and form, including variations in the provisions for the exchange of Debentures of different denominations or forms and in the provisions for the registration or transfer of Debentures, and any Series of Debentures may consist of Debentures having different dates of issue, different dates of maturity, different rates of interest, different redemption prices, different sinking fund provisions, and partly of Debentures carrying the benefit of a sinking fund and partly of Debentures with no sinking fund provided therefor.

Subject to the foregoing provisions and subject to any limitation as to the maximum principal amount of Debentures of any particular Series, any Debenture may be issued as part of any Series of Debentures previously issued.

The Debentures and the registration panel and certificate of the Trustees endorsed thereon may be in the form set out in Schedule “A” or in such other form or forms (which may include legends) as the Directors shall by resolution determine at or prior to the time of issue thereof and set forth in a Term Schedule, or to the extent as the Directors may deem appropriate, in a Supplemental Indenture pertaining thereto.

The Debentures of any Series may be engraved, lithographed, printed, mimeographed or typewritten, or partly in one form and partly in another, as the Corporation may determine, provided that if a Debenture is issued in mimeographed or typewritten form, the Corporation, on the demand of the Holder thereof, shall make available within a reasonable time after such demand, without expense to such Holder, an engraved, lithographed or printed Debenture in exchange therefor.

Unless otherwise specified in the Term Schedule or the Supplemental Indenture authorizing a Series of Debentures, every Global Debenture of such Series authenticated and delivered by the Trustees shall bear a legend in substantially the following form:

THIS DEBENTURE IS A GLOBAL DEBENTURE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF.  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE CANADIAN DEPOSITORY FOR SECURITIES LIMITED (“CDS”) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IN RESPECT THEREOF IS REGISTERED IN THE NAME OF CDS & CO., OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS (AND ANY PAYMENT IS MADE TO CDS & CO.  OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL BECAUSE THE REGISTERED HOLDER HEREOF, CDS & CO., HAS AN INTEREST HEREIN.

Notwithstanding the foregoing, a Global Debenture evidencing U.S. Dollar Debentures shall bear a legend in substantially the following form, or such other applicable legend, unless otherwise specified in the Supplemental Indenture:

THIS DEBENTURE IS A GLOBAL DEBENTURE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF.  THIS DEBENTURE MAY NOT BE TRANSFERRED TO, OR REGISTERED OR EXCHANGED FOR DEBENTURES REGISTERED IN THE NAME OF, ANY PERSON OTHER THAN THE DEPOSITARY OR A NOMINEE THEREOF, AND NO SUCH TRANSFER MAY BE REGISTERED, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.  EVERY DEBENTURE AUTHENTICATED AND DELIVERED UPON REGISTRATION OF TRANSFER OF, OR IN EXCHANGE FOR, OR IN LIEU OF, THIS DEBENTURE WILL BE A GLOBAL DEBENTURE SUBJECT TO THE FOREGOING, EXCEPT IN SUCH LIMITED CIRCUMSTANCES.

2.4          Debentures to Rank Equally

The Debentures shall be direct unsecured obligations of the Corporation.  The Debentures of each Series shall rank equally and pari passu with each other and with the Debentures of every other Series (regardless of their actual dates or terms of issue) and, subject to statutory preferred exceptions, with all other existing and future unsubordinated and unsecured Indebtedness of the Corporation, except as to sinking fund provisions applicable to different Series of Debentures.

2.5          Book-Entry Only Debentures

Except as otherwise provided in a Term Schedule or Supplemental Indenture applicable to a Series of Debentures, each Series of Debentures shall be issued as Book-Entry Only Debentures represented by a Global Debenture.  Each Global Debenture authenticated in accordance with any Supplemental Indenture shall be registered in the name of the Depository designated for such Global Debenture or a nominee thereof and delivered to such Depository or a nominee thereof or custodian therefor, and each such Global Debenture shall constitute a single Debenture for all purposes of this Indenture and all Supplemental Indentures.  None of the Corporation, the Trustees or any other Paying Agent shall have any responsibility or liability for any aspects of the records relating to or payments made by any Depository on account of the beneficial interest in any Global Debenture.  Except as provided in this Section 2.5, owners of beneficial interests in any Global Debenture shall not be entitled to have Debentures registered in their names, shall not receive or be entitled to receive Debentures in definitive form and shall not be considered owners or holders thereof under this Indenture or any Supplemental Indenture.  Nothing herein or in a Supplemental Indenture shall prevent the owners of beneficial interests in Global Debentures from voting such Debentures using duly executed proxies.

Notwithstanding any other provision in this Indenture or any provision in any Supplemental Indenture, no Global Debenture may be exchanged in whole or in part for Debentures registered, and no transfer of a Global Debenture in whole or in part may be registered in the name of any Person other than the Depository for such Global Debenture or a nominee thereof unless:

(a)           the Depository notifies the Corporation that it is unwilling or unable to continue to act as depository in connection with such Debentures and the Corporation is unable to locate a qualified successor,

(b)           the Depository ceases to be a clearing agency or otherwise ceases to be eligible to be a depository and the Corporation is unable to locate a qualified successor,

(c)           the Corporation determines that such Debentures shall no longer be held as Book-Entry Only Debentures, or

(d)           such right is required by applicable law, as determined by the Corporation and the Corporation Counsel,

following which Debentures in fully registered form shall be issued to the beneficial owners of such Debentures or their nominees.

Subject to the provisions of this Section 2.5, any exchange of a Global Debenture for Debentures which are not Global Debentures may be made in whole or in part in accordance with the provisions of Section 2.9, mutatis mutandis.  All such Debentures issued in exchange for a Global Debenture or any portion thereof shall be registered in such names as the Depository for such Global Debenture shall direct and shall be entitled to the same benefits and subject to the same terms and conditions (except insofar as they relate specifically to Global Debentures) as the Global Debenture or portion thereof surrendered upon such exchange.

Every Debenture authenticated and delivered upon registration of transfer of a Global Debenture, or in exchange for or in lieu of a Global Debenture or any portion thereof, whether pursuant to this Section 2.5 or otherwise, shall be authenticated and delivered in the form of, and shall be, a Global Debenture, unless such Debenture is registered in the name of a Person other than the Depository for such Global Debenture or a nominee thereof.

2.6          Signatures on Debentures

All Debentures shall be signed (either manually or by facsimile signature) by any two of the chairman of the Corporation’s board of directors, the president and chief executive officer of the Corporation, the chief financial officer of the Corporation and the secretary of the Corporation.  A facsimile signature on any Debenture shall for all purposes of this Indenture be deemed to be the signature of the individual whose signature it purports to be and to have been signed at the time such facsimile signature was reproduced, and each Debenture so signed shall be valid and binding upon the Corporation notwithstanding that any individual whose signature (either manual or facsimile) appears on a Debenture is not at the date of this Indenture or at the date of the Debenture or at the date of the authentication and delivery thereof an officer of the Corporation.

2.7          Authentication

No Debenture shall be issued or, if issued, shall be obligatory or entitle the Holder thereof to the benefit thereof until it has been authenticated by or on behalf of one of the Trustees substantially in the form set out in Schedule “A” or in a Term Schedule or Supplemental Indenture or in some other form acceptable to the Trustees.  Such execution of the certificate of authentication on any Debenture shall be conclusive evidence that such Debenture has been duly issued hereunder and is a valid obligation of the Corporation.  The execution of the certificate of authentication by the shall be deemed to be a representation and warranty by the authenticating Trustee that such Trustee has examined the form of Debenture so authenticated and delivered and has found the same to be in substantially the form called for by the Indenture

Notwithstanding the foregoing, if any Debenture shall have been authenticated and delivered hereunder but never issued and sold by the Corporation and the Corporation shall deliver such Debenture to the Trustee for cancellation, for all purposes of this Indenture such Debenture will be deemed never to have been authenticated and delivered hereunder and will never be entitled to the benefits of this Indenture.  The Debentures shall be dated the date of their authentication.

2.8          Concerning Interest

Except as otherwise provided in a Term Schedule or Supplemental Indenture applicable to a Series of Debentures,

(a)           each Debenture of a Series, whether issued originally or in exchange or in substitution for previously issued Debentures, shall bear interest from and including the later of

(i)            its date of issue and

(ii)           the last Interest Payment Date to which interest shall have been paid or made available for payment on the outstanding Debentures of such Series;

(b)           interest shall be payable semi-annually in arrears in equal instalments;

(c)           interest payable shall be computed on the basis of a year of 365 days; and

(d)           whenever interest is computed on the basis of a year (the “deemed year”) which contains fewer days than the actual number of days in the calendar year of calculation, such rate of interest shall be expressed as a yearly rate for purposes of the Interest Act (Canada) by multiplying such rate of interest by the actual number of days in the calendar year of calculation and dividing such product by the number of days in the deemed year.

Subject to accrual of any interest on unpaid interest from time to time, interest on each Debenture shall cease to accrue from the earlier of the Maturity Date of such Debenture and, if such Debenture is called for redemption, the Redemption Date fixed for such Debenture, unless, in each case, upon due presentation and surrender of such Debenture for payment on or after such Maturity Date or Redemption Date, as the case may be, such payment is improperly withheld or refused.

Wherever in this Indenture or a Debenture there is mention, in any context, of the payment of interest, such mention is deemed to include the payment of interest on amounts in default to the extent that, in such context, such interest is, was or would be payable pursuant to this Indenture or such Debenture, and express mention of interest on amounts in default in any of the provisions of this Indenture shall not be construed as excluding such interest in those provisions of this Indenture in which such express mention is not made.

Except as otherwise provided in a Term Schedule or Supplemental Indenture applicable to a Series of Debentures, if the date for payment of any amount of principal or interest in respect of a Debenture is not a Business Day at the place of payment, then payment shall be made on the next Business Day at such place and the Holder of such Debenture shall not be entitled to any further interest or other payment in respect of the delay.

Except as otherwise provided in a Term Schedule or Supplemental Indenture applicable to a Series of Debentures, the Corporation shall pay the interest due upon the principal amount of an interest-bearing Debenture (except interest payable on maturity or redemption of such Debenture which, at the option of the Corporation, may be paid only upon presentation of such Debenture for payment) by forwarding or causing to be forwarded by wire or by prepaid ordinary mail (or in the event of mail service interruption, by such other means as the Corporation and the Trustees determine to be appropriate) a cheque for such interest (less any tax required by law to be deducted or withheld) payable on the applicable Interest Payment Date to the Holder of such Debenture on the Record Date for such payment at the address appearing on the Register unless otherwise directed in writing by such Holder or, in the case of joint Holders, payable to all such joint Holders and addressed to one of them at the last address appearing in the applicable Register and negotiable at par at each of the places at which interest upon such Debenture is payable.  The forwarding of such cheque or wire shall satisfy and discharge the liability for the interest on such Debenture to the extent of the sum represented thereby (plus the amount of any tax deducted or withheld) unless such cheque is not paid on presentation at any of the places at which such interest is payable.  In the event of the non-receipt of a cheque by the applicable Debentureholder or the loss, theft or destruction thereof, the Corporation, upon being furnished with evidence of such non-receipt, loss, theft or destruction and indemnity reasonably satisfactory to it, shall issue or cause to be issued to such Debentureholder a replacement cheque for the amount of such cheque.  Notwithstanding the foregoing, the Corporation, at its option, may cause the amount payable in respect of interest to be paid to a Debentureholder by wire transfer to an account maintained by such Debentureholder or in any other manner reasonably acceptable to the Trustees and the Debentureholder.

If payment of interest is made by cheque, such cheque shall be forwarded at least three Business Days prior to the applicable Interest Payment Date, and if payment is made in any other manner, such payment shall be made in a manner whereby the recipient receives credit for such payment on the applicable Interest Payment Date, provided the Trustees and the Paying Agents shall only forward such cheques upon receipt of the full amount of interest being paid in immediately available funds pursuant to Section 6.8.

2.9          Interim Debentures

Subject to the provisions of any Supplemental Indenture authorizing any Series of Debentures, definitive Debentures, other than Global Debentures, of such Series shall be lithographed or printed with steel engraved borders.  Pending the preparation and delivery to the Trustees of definitive Debentures of any Series, the Corporation may execute in lieu thereof (but subject to the same provisions, conditions and limitations as herein set forth) and the Trustees may certify interim printed, mimeographed or typewritten Debentures, in such forms and in such denominations and with such appropriate omissions, insertions and variations as may be approved by any two officers of the Corporation (whose authentication or signature, either manual or facsimile, on any such interim Debentures shall be conclusive evidence of such approval) entitling the Holders thereof to receive definitive Debentures of such Series in any authorized denominations and forms when the same are prepared and ready for delivery, without expense to such Holders, but the total amount of interim Debentures of any Series so issued shall not exceed the total amount of Debentures of such Series for the time being authorized.

Forthwith after the issuance of any such interim Debentures, the Corporation shall cause to be prepared the appropriate definitive Debentures for delivery to the Holders of such interim Debentures.  After the preparation of definitive Debentures of a Series, the interim Debenture or Debentures of such Series shall be exchangeable for definitive Debentures of such Series upon surrender of such interim Debenture or Debentures at the Corporate Trust Office or at the principal office of any other Paying Agent, without charge to the holder thereof.  Upon surrender of any such interim Debenture, the Corporation shall execute and the Trustees shall authenticate and deliver in exchange for all or any part of such interim Debenture, one or more definitive Debentures of the same Series, of any authorized denomination and of like tenor and for an aggregate principal amount equal to the aggregate principal amount of the interim Debenture or part thereof that is being exchanged for such definitive Debenture or Debentures and if part only of such interim Debenture is being exchanged for such definitive Debenture or Debentures, together with such interim Debenture with the reduction of the principal amount thereof endorsed thereon or on a Schedule “A” annexed thereto by the Trustees or such Paying Agent or together with a new interim Debenture or Debentures, executed by the Corporation and authenticated and delivered by the Trustees, of the same Series, of any authorized denomination and of like tenor and for an aggregate principal amount equal to the remaining principal amount of the surrendered interim Debenture or Debentures.  Upon the exchange of the entire principal amount of an interim Debenture for definitive Debentures or for definitive Debentures together with new interim Debentures, the interim Debenture so exchanged shall be cancelled.

Any interim Debentures when duly issued shall, until exchanged for definitive Debentures, entitle the Holders thereof to rank for all purposes as Debentureholders and otherwise in respect of this Indenture to the same extent and in the same manner as though such exchange had actually been made.  Any interest paid upon interim Debentures shall be noted thereon by the Paying Agent at the time of payment unless paid by warrant or cheque to the Holder thereof.

2.10        Issue of Substitute Debentures

If any Debenture issued and certified hereunder becomes mutilated or is lost, destroyed or stolen, the Corporation, in its discretion, may issue, and thereupon the Trustee shall authenticate and deliver, a replacement Debenture of like date and tenor as the one mutilated, lost, destroyed or stolen in exchange for and in place of and upon cancellation of such mutilated Debenture or in lieu of and in substitution for such lost, destroyed or stolen Debenture.  The substituted Debenture shall be in a form reasonably approved by the Corporation and shall be entitled to the benefit hereof and rank equally in accordance with its terms with all other Debentures.  The applicant for a replacement Debenture shall bear the cost of the issue thereof and in case of loss, destruction or theft shall, as a condition precedent to the issue thereof, furnish to the Corporation and to the Trustees such evidence of ownership and of the loss, destruction or theft of the Debenture so lost, destroyed or stolen as shall be satisfactory to the Corporation and to the Trustees in their discretion, and such applicant shall also furnish indemnity, in amount and form satisfactory to the Corporation and the Trustees in their discretion, and shall pay the reasonable charges and expenses of the Corporation and the Trustees in connection therewith.

2.11        Option of Holder as to Place of Payment

Except as herein otherwise provided, all amounts which at any time become payable on account of any Debenture or any interest or Premium thereon shall be payable at the option of the Holder at any of the places at which the principal and interest in respect of such Debenture are payable.

2.12        Record of Payments

The Canadian Trustee (or, upon issuance of U.S. Dollar Debentures, the U.S. Trustee) shall maintain accounts and records evidencing each payment of principal of and Premium and interest on Debentures, which accounts and records shall constitute, in the absence of manifest error, prima facie evidence thereof.

None of the Corporation, the Trustees, any Registrar or any Paying Agent shall be liable or responsible to any Person for any aspect of the records related to or payments made on account of beneficial interests in any Global Debenture or for maintaining, reviewing, or supervising any records relating to such beneficial interests.

2.13        Surrender for Cancellation

If the principal amount due upon any Debenture shall become payable before the Stated Maturity thereof, the Person presenting such Debenture for payment shall surrender the same for cancellation to the Corporate Trust Office of the Canadian Trustee (or in the case of U.S. Dollar Debentures, the U.S. Trustee) and the Corporation shall pay or cause to be paid the interest accrued and unpaid thereon (computed on a per diem basis if the date fixed for payment is not an Interest Payment Date).

2.14        Right to Receive Indenture

Each Debentureholder is entitled to receive from the Corporation a copy of this Indenture on written request and upon payment of a reasonable copying charge.

ARTICLE 3
REGISTRATION, TRANSFER, EXCHANGE AND OWNERSHIP OF DEBENTURES

3.1          Registers

The Corporation shall cause to be kept at the Corporate Trust Office of the Canadian Trustee (and, if the Corporation shall so direct, the U.S. Trustee in the case of U.S. Dollar Debentures) or at such other place as shall be agreed by the Corporation and the Trustees, a register (the “Register”) in which shall be entered the names and latest known addresses of Holders of Debentures and the other particulars, as prescribed by law, of the Debentures held by each of them and of all transfers of such Debentures.  Such registration shall be noted on such Debentures by the appropriate Trustee or other Registrar.  Every Registrar (including the appropriate Trustees) from time to time shall, when requested in writing so to do by the Corporation or by the Trustees, furnish the Corporation or the Trustees, as the case may be, with a list of the names and addresses of the Holders of Debentures entered on the Register kept by such Registrar, showing the principal amount and serial numbers of such Debentures held by each Holder.  The Trustees shall preserve, in as current a form as is reasonably practicable, all such information provided by the Corporation.

The Corporation shall, or shall cause the Registrar or Registrars to, furnish to the Trustees, in writing at least seven Business Days before each Interest Payment Date and at such other times as the Trustees may request in writing, a list in such form and as of such date as the Trustees may reasonably require of the names and addresses of Debentureholders.

The Registers referred to in this Section 3.1 shall at all reasonable times be open for inspection by the Corporation, the Trustees, any Debentureholder and any Person who has a beneficial interest in a Global Debenture and provides a sworn affidavit confirming such beneficial ownership.

It is understood that the U.S. Trustee shall be obligated to maintain such Register only in the event that U.S. Dollar Debentures are issued, and only in respect of such U.S. Dollar Debentures.

3.2          Transfer of Debentures

A Holder of a Debenture may at any time and from time to time have such Debenture transferred at any of the places at which a Register is kept pursuant to the provisions of Section 3.1.  A Holder of a Debenture may at any time and from time to time have the registration of such Debenture transferred from the Register in which the registration of such Debenture appears to another Register maintained in another place authorized for that purpose under the provisions of this Indenture upon payment of a reasonable fee to be fixed by the Corporation and the Trustees.

No transfer of a Debenture shall be effective as against the Corporation unless:

(a)           such transfer is made by the Holder of the Debenture or the executor, administrator or other legal representative of, or any attorney for, the Holder, duly appointed by an instrument in form and execution satisfactory to the appropriate Trustee or other Registrar, upon surrender to the appropriate Trustee or other Registrar of the Debenture and a duly executed form of transfer,

(b)           such transfer is made in compliance with applicable law,

(c)           such transfer is made in compliance with requirements as the appropriate Trustee or other Registrar may prescribe, and

(d)           such transfer has been duly noted on such Debenture and on one of the appropriate Registers by the appropriate Trustee or other Registrar.

The Trustees shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Debenture (including any transfers between or among Depositary participants or beneficial owners of interests in any Global Debenture) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Notwithstanding anything to the contrary contained herein, the provisions governing the transfer of, and restrictions of transfer on, U.S. Dollar Debentures may be set forth in the Supplemental Indenture under which the U.S. Dollar Debentures are issued.

3.3          Restrictions on Transfer of Global Debentures

Notwithstanding any other provision of this Indenture, a Global Debenture registered in the name of the Depository or a nominee of the Depository may not be transferred by the Depository or such nominee except in the following circumstances or as otherwise specified in a Term Schedule or Supplemental Indenture relating to such Debenture:

(a)           such Global Debenture may be transferred by the Depository to a nominee of the Depository or by a nominee of the Depository to the Depository or to another nominee of the Depository or by the Depository or its nominee to a successor Depository or its nominee;

(b)           such Global Debenture may be transferred at any time after the Depository for such Global Debenture has notified the Corporation that it is unwilling or unable or no longer eligible to continue as Depository for such Global Debenture;

(c)           such Global Debenture may be transferred at any time after the Corporation has determined, in its sole discretion, that the Debentures represented by such Global Debenture shall no longer be held as Book-Entry Only Debentures; and

(d)           such Global Debenture may be transferred at any time after the Trustees have determined that an Event of Default has occurred and is continuing with respect to the Debentures of the Series issued in the form of such Global Debenture, provided that at the time of such transfer such Event of Default has not been waived in accordance with the provisions of this Indenture.

3.4          Transferee Entitled to Registration

The transferee of a Debenture shall be entitled, after the appropriate form of transfer is lodged with the Trustee or other Registrar and upon compliance with all other conditions in that regard required by this Indenture or by law, to be entered on a Register as the Holder of such Debenture free from all equities or rights of setoff or counterclaim between the Corporation and the transferor or any previous Holder of such Debenture, except in respect of equities of which the Corporation is required to take notice by statute or by order of a court of competent jurisdiction.

3.5          Closing of Registers

The Corporation shall have power at any time to close any Register.  The Corporation shall transfer the registration of any Debentures registered on a Register which the Corporation closes to another existing Register or to a new Register and thereafter such Debentures shall be deemed to be registered on such existing or new Register, as the case may be.  If the Register in any place is closed and the records are transferred to a Register in another place, notice of such change shall be given to each Debentureholder registered in the Register so closed and the particulars of such change shall be recorded in the Central Register.

None of the Corporation, the Trustees nor any Registrar shall be required to:

(a)           effect transfers or exchanges of Debentures of any Series on any Interest Payment Date for Debentures of that Series or during the 15 preceding Business Days, or

(b)           effect transfers or exchanges of Debentures of any Series

(i)            from the day of any selection by the Trustees of Debentures of that Series to be redeemed until the day on which notice of redemption is mailed pursuant to Section 5.3, or

(ii)           that have been selected or called for redemption in whole or in part unless, upon due presentation thereof for redemption, such Debentures are not redeemed.

3.6          Exchange of Debentures

Subject to Section 3.5, Debentures in any authorized form or denomination may be exchanged upon reasonable notice for Debentures in any other authorized form or denomination, any such exchange to be for an equivalent aggregate principal amount of Debentures of the same Series, carrying the same rate of interest and having the same Maturity Date and the same redemption and sinking fund provisions, if any.

Debentures of any Series may be exchanged at the respective Corporate Trust Offices or at such other place or places as may be specified in the Debentures of such Series or in the Term Schedule or Supplemental Indenture providing for the issuance thereof, and at such other place or places as may from time to time be designated by the Corporation pursuant to Section 6.7.  Any Debentures tendered for exchange shall be surrendered to either Trustee.  The Corporation shall execute and the Trustees shall authenticate all Debentures necessary to carry out such exchanges.  All Debentures surrendered for exchange shall be cancelled.

Debentures issued in exchange for Debentures which at the time of such issue have been selected or called for redemption at a later date shall be deemed to have been selected or called for redemption in the same manner and shall have noted thereon a statement to that effect, provided that

(a)           Debentures which have been selected or called for redemption may not be exchanged for Debentures of larger denominations, and

(b)           if a Debenture that has been selected or called for redemption in part is presented for exchange into Debentures of smaller denominations, the Trustees shall designate, according to such method as the Trustees shall deem equitable, particular Debentures of those issued in exchange, which shall be deemed to have been selected or called for redemption, in whole or in part, and the Trustees shall note thereon a statement to that effect.

3.7          Ownership and Entitlement to Payment

The Person in whose name a Debenture is registered shall be deemed to be the beneficial owner thereof for all purposes of this Indenture and payment of or on account of the principal of and Premium and interest on such Debenture shall be made only to or upon the order in writing of such Person, and each such payment shall be a good and sufficient discharge to the Corporation, the Trustees, any Registrar and any Paying Agent for the amount so paid.

If a Debenture is registered in the name of more than one Person, the principal, Premium and interest from time to time payable in respect thereof may be paid to the order of all such Persons, failing written instructions from them to the contrary, and each such payment shall be a good and sufficient discharge to the Corporation, the Trustees, any Registrar and any Paying Agent for the amount so paid.

Notwithstanding any other provision of this Indenture, all payments in respect of Debentures represented by a Global Debenture shall be made to the Depository or its nominee for subsequent payment by the Depository or its nominee to holders of interests in such Global Debenture.

The Holder for the time being of a Debenture shall be entitled to the principal, Premium and interest evidenced by such Debenture, free from all equities or rights of setoff or counterclaim between the Corporation and the original or any intermediate Holder thereof, and all Persons may act accordingly.  The receipt by any such Holder of any such principal, Premium or interest shall be a good and sufficient discharge to the Corporation, the Trustees, any Registrar and any Paying Agent for the amount so paid, and none of the Corporation, the Trustee, any Registrar and any Paying Agent shall be bound to inquire into the title of any such Holder.

3.8          Evidence of Ownership

The Corporation and the Trustees may treat the registered Holder of a Debenture as the beneficial owner thereof without actual production of such Debenture for the purpose of any Debentureholders’ Request, requisition, direction, consent, instrument or other document to be made, signed or given by the Holder of such Debenture.

3.9          No Notice of Trusts

Neither the Corporation nor the Trustees nor any Registrar nor any Paying Agent shall be bound to take notice of or see to the performance or observance of any duty owed to a third Person (whether under a trust, express, implied, resulting or constructive, in respect of any Debenture or otherwise) by the beneficial owner or the Holder of a Debenture or any Person whom the Corporation or the Trustees treat, as permitted or required by law, as the beneficial owner or the Holder of such Debenture, and the Corporation, the Trustees or any Registrar may transfer such Debenture on the direction of the Person so treated or registered as the Holder thereof, whether named as trustee or otherwise, as though that Person was the beneficial owner of such Debenture.

Notwithstanding anything to the contrary contained herein, the Trustees, Paying Agents and Corporation may treat the Person in whose name the Debenture is registered as the sole owner for all purposes whatsoever.

3.10        Charges for Transfer and Exchange

For each Debenture exchanged or transferred, the appropriate Trustee or other Registrar, except as otherwise herein provided, may charge a reasonable amount for its services and in addition may charge a reasonable amount for each new Debenture issued (such amounts to be agreed upon by the appropriate Trustee or other Registrar and the Corporation from time to time), and payment of such charges and reimbursement of the appropriate Trustee or other Registrar for any stamp taxes or governmental or other charges required to be paid shall be made by the Person requesting such exchange or transfer as a condition precedent thereto.

Notwithstanding the foregoing, no charge (except a charge to reimburse the appropriate Trustee or other Registrar for any stamp taxes or governmental or other charges) shall be made to a Debentureholder

(a)           for any exchange or transfer of Debentures of a Series applied for within a period of 45 days from the date of the first delivery of Debentures of such Series;

(b)           for any exchange of Debentures in denominations in excess of $1,000 for Debentures in lesser denominations, provided that the Debentures surrendered for exchange shall not have been issued as a result of any previous exchange other than an exchange pursuant to Section 3.10(a);

(c)           for any exchange of any interim Debenture that has been issued pursuant to Section 2.9; or

(d)           for any exchange of any Debenture resulting from a partial redemption pursuant to Section 5.2.

ARTICLE 4
ISSUE AND DELIVERY OF DEBENTURES

4.1          Issuance of Debentures

Provided no Event of Default has occurred and is continuing, the Corporation may issue, and the Trustees shall authenticate and deliver to or to the order of the Corporation, Debentures issuable under this Indenture, but only upon receipt by the Trustee of the following:

(a)           a Certified Resolution authorizing the issuance and requesting the certification and delivery of a specified principal amount of Debentures and determining the attributes thereof;

(b)           an Officers’ Certificate stating that no default exists in respect of any of the covenants, agreements or provisions of this Indenture or, if any such default exists, specifying the nature thereof and the action, if any, being taken by the Corporation to remedy such default;

(c)           an order of the Corporation for the authentication and delivery of such Debentures specifying the principal amount requested to be certified and delivered and having attached a schedule (a “Term Schedule”) specifying the date, principal amount, Stated Maturity, interest rate, if any, Interest Payment Dates, and place of delivery and all other provisions for each Debenture requested to be certified and delivered or, at the option of the Corporation, a Supplemental Indenture providing for the issue of such Debentures; and

(d)           an Opinion of Corporation Counsel which shall state:

(1)           that the form of such Debentures has been established by a Supplemental Indenture or by or pursuant to a resolution of the Board of Directors in accordance with and in conformity with the provisions of this Indenture;

(2)           that the terms of such Debentures have been established in accordance with and in conformity with the other provisions of this Indenture;

(3)           that the Supplemental Indenture and such Debentures, when authenticated and delivered by the U.S. Trustee and issued by the Corporation in the manner and subject to any conditions specified in such Opinion of Corporation Counsel, will constitute valid and legally binding obligations of the Corporation, enforceable in accordance with their terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting the enforcement of creditors’ rights and to general equity principles; and

(4)           that all applicable laws and requirements in respect of the execution and delivery by the Corporation of such Debentures have been complied with.

Upon the authentication and delivery by the Trustees of Debentures in accordance with an order of the Corporation, the Term Schedule or Supplemental Indenture attached to such order of the Corporation shall be deemed to be a Schedule to and form part of this Indenture.

ARTICLE 5
REDEMPTION AND PURCHASE OF DEBENTURES

5.1          General

The Corporation shall have the right at its option to redeem, either in whole at any time or in part from time to time before Stated Maturity, Debentures of any Series which by their terms are made so redeemable, at such rate or rates of Premium, on such date or dates and on such terms and conditions as shall have been determined at the time of issue of such Debentures and as shall be expressed in such Debentures or in the Supplemental Indenture or Term Schedule authorizing or providing for the issue thereof.

5.2          Partial Redemption of Debentures

If less than all of the Debentures of a Series for the time being outstanding are to be redeemed, the Corporation shall, at least 30 days and not more than 60 days before the date upon which notice of redemption is to be given to Holders of such Debentures, notify the Trustees in writing of the Corporation’s intention to redeem Debentures of such Series and of the aggregate principal amount of Debentures to be redeemed.  The Debentures so to be redeemed shall be selected by the Trustees on a pro rata basis (to the nearest multiple of $1,000) in accordance with the principal amount of Debentures of such Series registered in the name of each Holder or by lot or by such other means as the Trustees may deem equitable and expedient.  For this purpose the Trustees may make regulations with regard to the manner in which such Debentures may be so selected, and regulations so made shall be valid and binding upon all Debentureholders.  Debentures in denominations in excess of $1,000 may be selected and called for redemption in part only (such part being $1,000 or an integral multiple thereof), and, unless the context otherwise requires, reference to Debentures in this Article 5 shall be deemed to include any such part of the principal amount of Debentures which shall have been so selected and called for redemption.  The Holder of any Debenture called for redemption in part only, upon surrender of such Debenture for payment, shall be entitled to receive, without expense to such Holder, one or more new Debentures for the unredeemed part of the Debenture so surrendered, and the Trustees shall certify and deliver such new Debenture or Debentures upon receipt of the Debenture so surrendered.

5.3          Notice of Redemption

Notice of intention to redeem any Debentures shall be given by or on behalf of the Corporation to the Holders of the Debentures which are to be redeemed, not more than 60 days and not less than 30 days prior to the date fixed for redemption (the “Redemption Date”), in the manner provided in Section 12.2.  Every notice of redemption shall specify the Series and the Stated Maturity of the Debentures called for redemption, the Redemption Date, the Redemption Price or, where applicable only, the date upon which the Redemption Price shall be calculated in connection with the Debentures called for redemption (“Redemption Price Calculation Date”) and the place or places of payment, and shall state that all interest thereon shall cease from and after the Redemption Date.  In addition, unless all the outstanding Debentures of a Series are to be redeemed, the notice of redemption shall specify

(a)           in the case of a notice mailed to a Holder, the distinguishing letters and numbers of the Debentures which are to be redeemed (or of such thereof as are registered in the name of such Holder);

(b)           in the case of a published notice, the distinguishing letters and numbers of the Debentures which are to be redeemed or, if such Debentures are selected by terminal digit or other similar system, such particulars as may be sufficient to identify the Debentures so selected;

(c)           in the case of Book-Entry Only Debentures, that the redemption shall take place in such manner as may be agreed by the Depository, the Trustees and the Corporation; and

(d)           in all cases, the principal amount of each Debenture to be redeemed or, if any such Debenture is to be redeemed in part only, the principal amount of such part.

If a notice of redemption specifies a Redemption Price Calculation Date for any Debentures, the Corporation shall deliver to the Trustees, not later than the second Business Day prior to the Redemption Date for such Debentures, an Officers’ Certificate which specifies the Redemption Price of such Debentures.

5.4          Debentures Due on Redemption Date

Upon notice of redemption having been given as specified in Section 5.3, all the Debentures so called for redemption shall thereupon be and become due and payable at the Redemption Price and on the Redemption Date specified in such notice, in the same manner and with the same effect as if such date was the Stated Maturity specified in such Debentures, anything therein or herein to the contrary notwithstanding, and from and after such Redemption Date, if the money necessary to redeem such Debentures shall have been irrevocably deposited as provided in Section 9.2 and affidavits or other proof satisfactory to the Trustees as to the publication or mailing of such notice shall have been lodged with the Trustee, such Debentures shall not be considered as outstanding hereunder and interest upon such Debentures shall cease.

If any question shall arise as to whether any deposit with the Trustees has been made, such question shall be decided by the Trustees, whose decision shall be final and binding upon all parties in interest.

5.5          Purchase of Debentures

So long as no Event of Default has occurred and is continuing, the Corporation may purchase all or any of the Debentures in the open-market (which shall include purchase from or through an investment dealer or a firm holding membership on a recognized stock exchange) or by tender or by private contract, at any price and at any time.  All Debentures so purchased shall forthwith be delivered to either Trustee and shall be cancelled by it and, subject to the following paragraph of this Section 5.5, no Debentures shall be issued in substitution therefor.

If, upon an invitation for tenders, more Debentures are tendered at the same lowest price than the Corporation is prepared to accept, the Debentures to be purchased by the Corporation shall be selected by the Trustees, in such manner (which may include selection by lot, selection on a pro rata basis, random selection by computer or any other method) as the Trustees consider appropriate, from the Debentures tendered by each tendering Debentureholder who tendered at such lowest price.  For this purpose the Trustees may make, and from time to time amend, regulations with respect to the manner in which Debentures may be so selected, and regulations so made shall be valid and binding upon all Debentureholders, notwithstanding the fact that, as a result thereof, one or more of such Debentures become subject to purchase in part only.  The Holder of a Debenture of which a part only is purchased, upon surrender of such Debenture for payment, shall be entitled to receive, without expense to such Holder, one or more new Debentures for the unpurchased part so surrendered, and the Trustees shall certify and deliver such new Debenture or Debentures upon receipt of the Debenture so surrendered.

5.6          Cancellation of Debentures

Subject to the provisions of Sections 5.2 and 5.5 as to Debentures redeemed or purchased in part, all Debentures redeemed or purchased in whole or in part by the Corporation shall not be reissued or resold and shall be forthwith delivered to and cancelled by either Trustee, and no Debentures of the same Series shall be issued in substitution therefor.

ARTICLE 6
COVENANTS OF THE CORPORATION

6.1          Covenants

In addition to any covenants specified in a Term Schedule or Supplemental Indenture relating to a series of Debentures or except as otherwise provided in any such Term Schedule or Supplemental Indenture, the Corporation hereby covenants and agrees with the Trustees for the benefit of the Trustees and the Debentureholders as follows:

(a)           the Corporation will duly and punctually pay or cause to be paid to each Holder of Debentures the principal thereof, interest accrued thereon and any Premium payable thereon on the dates, at the places, in the currency, and in the manner specified herein or as otherwise provided in such Debentures;

(b)           the Corporation will annually, within 90 days (or such longer period as the Trustees in their discretion may consent) after the end of each of its and BREP’s fiscal years (at the date hereof December 31), furnish to the Canadian Trustee (or the U.S. Trustee in the case of a U.S. Dollar Debenture) a copy of the consolidated financial statements of the Corporation and BREP and of the reports of their auditors thereon which are furnished to their shareholders, and will furnish to such Trustee any other notice, statement or circular issued to such shareholders at the time they are so issued;

(c)           within 90 days after the end of each fiscal year of the Corporation, and at any other time if requested by the Trustee, the Corporation shall furnish the Canadian Trustee (or the U.S. Trustee in the case of a U.S. Dollar Debenture) with an Officers’ Certificate stating that in the course of the performance by the signers thereof of their duties as officers or directors of the Corporation they would normally have knowledge of any default by the Corporation in the performance of its covenants under this Indenture or of any Event of Default and certifying that the Corporation has complied with all covenants, conditions or other requirements contained in this Indenture the non-compliance with which would, with notification or with the lapse of time or otherwise, constitute an Event of Default hereunder or, if such is not the case, setting forth with reasonable particulars the circumstances of any failure to comply; and

(d)           the Corporation will quarterly, within 45 days (or such longer period as the Trustee in its discretion may consent) after the end of each of its and BREP’s fiscal quarters, furnish to the Canadian Trustee (or the U.S. Trustee in the case of a U.S. Dollar Debenture) a copy of the unaudited consolidated financial statements of the Corporation and BREP which were provided to their respective shareholders.

Delivery of such reports, information and documents to the Trustees is for informational purposes only and the Trustees’ receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Corporation’s compliance with any of its covenants hereunder (as to which the Trustees are entitled to rely exclusively on Officers’ Certificates).

6.2          Limitations on Indebtedness

The Corporation will not, and will not permit any of its Subsidiaries to, directly or indirectly, issue, incur, assume or otherwise become liable for or in respect of any Funded Indebtedness unless, after giving effect thereto, the Funded Indebtedness of BREP, calculated on a consolidated basis, would not exceed 75% of Total Consolidated Capitalization.

6.3          Limitation on Liens

The Corporation will not create or permit to exist any lien on any present or future assets of the Corporation to secure any borrowed money, or permit any of its Subsidiaries to create or permit to exist any lien on any present or future assets of such Subsidiary to secure any borrowed money, unless at the same time the Debentures are secured equally and ratably with such borrowed money, provided that this shall not apply to Permitted Encumbrances.  Upon being advised by the Corporation in writing in an Officers’ Certificate that security has been provided for the Debentures on an equal and ratable basis in connection with the grant to a third party of security for borrowed money and subsequently that such security to the third party has been released, the Trustees will forthwith release the security granted for the Debentures.

6.4          Limitation on Sale and Leaseback Transactions

The Corporation will not, and will not permit any of its Subsidiaries to, enter into any Sale and Leaseback Transaction unless:

(a)           the Sale and Leaseback Transaction is entered into prior to, concurrently with, or within 180 days after the acquisition, the completion of construction (including any improvements on an existing property) or the commencement of commercial operations of the relevant property, and the Corporation or such Subsidiary applies within 60 days after the sale an amount equal to the net proceeds of the sale (i) to the repayment of Indebtedness which is pari passu to the Debentures, (ii) to the redemption of the Debentures, or (iii) to the reinvestment in its core business or the core business of the Corporation, a Guarantor or any Subsidiary of the Corporation or a Guarantor; or

(b)           the Corporation or the Subsidiary could otherwise grant a security interest on the property as a Permitted Encumbrance.

6.5          Limitation on Distributions

The Corporation may not, and may not permit any of its Subsidiaries to, suffer to exist any encumbrance or restriction on the ability of any Subsidiary of the Corporation (i) to pay directly or indirectly dividends permitted by applicable law or make any other distributions in respect of its Capital Stock or pay any Indebtedness or other obligation owed to the Corporation or any other such Subsidiary; (ii) to make loans or advances to the Corporation or any other such Subsidiary; or (iii) to transfer any or all of its property or assets to the Corporation or any other such Subsidiary.

Notwithstanding the foregoing, the Corporation or any such Subsidiary may suffer to exist any such encumbrance or restriction (a) pursuant to any agreement in effect on the date of the Debentures as described in this Indenture; (b) pursuant to an agreement relating to any Indebtedness incurred by any such Subsidiary prior to the date on which such Subsidiary was acquired by the Corporation and outstanding on such date and not incurred in anticipation of becoming a Subsidiary of the Corporation; (c) pursuant to an agreement relating to any Limited Recourse Indebtedness of the Corporation or any such Subsidiary; or (d) pursuant to an agreement effecting a renewal, refunding or extension of Indebtedness incurred pursuant to an agreement referred to in clauses (a) through (c) of this paragraph, provided however, that the provisions contained in such renewal, refunding or extension agreement relating to such encumbrance or restriction are no more restrictive in any material respect than the provisions contained in the agreement the subject thereof, as determined in good faith by the Directors.

6.6          Limitations on Debt and Preferred Stock of Subsidiaries

The Corporation will not permit any of its Subsidiaries to, directly or indirectly, issue, incur, assume or otherwise become liable for or in respect of any Indebtedness or issue any Preferred Stock except:  (a) Inter-Company Indebtedness of the Subsidiary; (b) Preferred Stock issued to any one or more of the Corporation, a Guarantor or any Subsidiary of the Corporation or a Guarantor; (c) Limited Recourse Indebtedness of the Subsidiary; (d) Net Swap Exposure of the Subsidiary; (e) Capital Lease Obligations of the Subsidiary; (f) purchase money obligations of the Subsidiary; and/or (g) any other Indebtedness or Preferred Stock of the Subsidiary (in addition to the Indebtedness and Preferred Stock referred to in paragraphs (a) to (f)) if, after giving effect to such other Indebtedness or Preferred Stock,  the aggregate consolidated amount of all Indebtedness and Preferred Stock of BREP that does not constitute Inter-Company Indebtedness, Preferred Stock issued to the Corporation, a Guarantor or any Subsidiary of the Corporation or a Guarantor, Limited Recourse Indebtedness, Net Swap Exposure, Capital Lease Obligations or purchase money obligations, would not exceed 5% of the Net Worth.  For the purposes of this covenant, the assignment by the Corporation to a third party of Inter-Company Indebtedness owing by a Subsidiary will be considered to be incurrence of Indebtedness by that Subsidiary.

6.7          Maintenance of Offices or Agencies

The Corporation will maintain in Toronto, Ontario or New York, New York offices or agencies where Debentures may be presented or surrendered for payment, where Debentures may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Corporation in respect of the Debentures and this Indenture may be served.  The Corporate Trust Offices of the Trustees shall be such offices or agencies of the Corporation, unless the Corporation shall designate and maintain some other office or agency for one or more of such purposes.  The Corporation will give prompt notice to the Trustees of any change in the location of any such offices or agencies.  If at any time the Corporation shall fail to maintain any such required offices or agencies or shall fail to furnish the Trustees with the addresses thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of either Trustee, and the Corporation hereby appoints the Trustees as its agent to receive all such presentations, surrenders, notices and demands.

The Corporation may from time to time designate one or more other offices or agencies (in or outside of Toronto, Ontario or New York, New York) where the Debentures may be presented or surrendered for any or all such purposes, and may from time to time rescind such designation; provided, however, that no such designation or rescission shall in any manner relieve the Corporation of its obligation to maintain offices or agencies in Toronto, Ontario or New York, New York for such purposes.  The Corporation will give prompt written notice to the Trustees of any such designation or rescission and any change in the location of any such office or agency.

6.8          Money for Payments to Be Held in Trust

If the Corporation shall at any time act as its own Paying Agent, it will, on or before each due date of the principal of and Premium and interest on any of the Debentures, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal of and Premium and interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and will promptly notify the Trustees of its action or failure to so act.

Whenever the Corporation shall have one or more Paying Agents for the Debentures, it will, on or before each due date of the principal of and Premium and interest on any Debentures, deposit with a Paying Agent a sum in same day funds sufficient to pay the principal of and Premium and interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, Premium or interest and (unless such Paying Agent is a Trustee) the Corporation will promptly notify the Trustees of such action or any failure so to act.

The Corporation will cause each Paying Agent other than the Trustees to execute and deliver to the Trustees an instrument in which such Paying Agent shall agree with the Trustees, subject to the provisions of this Section, that such Paying Agent will:

(a)           hold all sums held by it for the payment of the principal of and Premium and interest on Debentures in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

(b)           give the Trustees notice of any default by the Corporation (or any other obligor upon the Debentures) in the making of any payment of principal of and Premium and interest; and

(c)           at any time during the continuance of any such default, upon the written request of the Trustees, forthwith pay to either Trustee all sums so held in trust by such Paying Agent.

The Corporation may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by an order of the Corporation direct any Paying Agent to pay, to the Trustee all sums held in trust by the Corporation or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Corporation or such Paying Agent; and, upon such payment by any Paying Agent to the Trustees, such Paying Agent shall be released from all further liability with respect to such money.

Any money deposited with any Trustee or any Paying Agent, or then held by the Corporation, in trust for the payment of the principal of and Premium and interest on any Debenture and remaining unclaimed for two years after such principal of and Premium and interest has become due and payable shall be paid to the Corporation on the delivery of a Corporation Request, or (if then held by the Corporation) shall be discharged from such trust; and the Holder of such Debenture shall thereafter, as an unsecured general creditor, look only to the Corporation for payment thereof, and all liability of such Trustee or such Paying Agent with respect to such trust money, and all liability of the Corporation as trustee thereof, shall thereupon cease.

6.9                               Trustee’s Remuneration and Expenses

The Corporation will pay each Trustee remuneration for its services as trustee hereunder in accordance with such Trustee’s standard fee schedule as it may exist from time to time and will pay or reimburse the Trustees upon their request for all reasonable expenses, disbursements and advances incurred or made by the Trustees in the administration or execution of the trusts hereby created (including the reasonable compensation and the disbursements of Trustee Counsel and all other advisers and assistants not regularly in its employ who have been retained by the Trustee) both before any default hereunder and thereafter until all the duties of the Trustees shall be firmly and fully performed, except any such expense, disbursement or advance as may arise from its gross negligence or wilful default.  Any amount due under this section and unpaid thirty days after request for such payment shall bear interest from the expiration of such thirty days at a rate per annum equal to the Prime Rate, payable on demand.  After default, all amounts so payable and the interest thereon shall be payable out of any funds coming into the possession of the Trustees or their successors in the trusts hereunder in priority to any payment of the principal of or interest or Premium on the Debentures.  Such remuneration shall continue to be payable until the trusts hereof shall be finally wound up, whether or not the trusts of this Indenture shall be in course of administration by or under the direction of a court.

When the Trustees incur expenses or renders services in connection with an Event of Default specified in Section 8.1(g) or Section 8.1(h), the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable bankruptcy law.

The provisions of this Section shall survive the termination of the Indenture.

6.10                        Not to Extend Time for Payment of Interest

Subject to the provisions of Section 11.11 or Section 11.12 as applicable, in order to prevent any accumulation after maturity of unpaid interest, the Corporation will not directly or indirectly extend or assent to the extension of time for payment of interest upon any Debentures or directly or indirectly be or become a party to or approve any such arrangement by purchasing or funding interest on the Debentures or in any other manner.

If the time for the payment of any interest shall be so extended, whether or not such extension is by or with the consent of the Corporation, notwithstanding anything herein or in the Debentures contained, such interest shall not be entitled in case of default hereunder to the benefit of this Indenture until such time as payment in full has been made of the principal of all the Debentures and of all interest on such Debentures the payment of which has not been so extended.

6.11                        Examination and Audit

So long as any Debentures are outstanding, the Corporation will annually, within 90 days after the end of its fiscal year, have an examination and audit of the accounts, affairs and condition of the Corporation, BREP and their Subsidiaries made by their respective auditors.

ARTICLE 7
HOLDERS’ LISTS AND REPORTS BY TRUSTEES AND CORPORATION

7.1                               Disclosure of Names and Addresses of Holders

(a)                                  Upon application to the U.S. Trustee in accordance with the Trust Indenture Act, Holders may communicate pursuant to the Trust Indenture Act with other Holders with respect to their rights under this Indenture or the Debentures.

(b)                                 In addition, a Holder may, upon payment to the U.S. Trustee or the Canadian Trustee of a reasonable fee and subject to compliance with any applicable requirement of the Trust Indenture Act, require such Trustee to furnish within five Business Days after receiving the affidavit or statutory declaration referred to below, a list setting out (i) the name and address of every registered Holder, (ii) the aggregate principal amount of Debentures owned by each registered Holder and (iii) the aggregate principal amount of outstanding Debentures, each as shown on the records of such Trustee on the day that the affidavit or statutory declaration is delivered to such Trustee. The affidavit or statutory declaration, as the case may be, shall contain (1) the name, address and occupation of the Holder, (2) where the Holder is a corporation, its name and address for service and (3) a statement that the list will not be used except in connection with an effort to influence the voting of the Holders, an offer to acquire Debentures or any other matter relating to the Debentures or the affairs of the Corporation. Where the Holder is a corporation, the affidavit or statutory declaration shall be made by a director or officer of the Corporation.

(c)                                  Every Holder of Debentures, by receiving and holding the same, agrees with the Corporation and the Trustees that none of the Corporation, the Trustees or any Registrar shall be held accountable by reason of the disclosure of such list of the names and addresses of the Holders, regardless of the source from which such information was derived, and that neither Trustee shall be held accountable by reason of mailing any material pursuant to a request made under the Trust Indenture Act.

7.2                               Reports by Trustees

In the event any U.S. Dollar Debentures are outstanding, within 60 days after May 15th of each year commencing with July 15, 2005, the U.S. Trustee shall transmit by mail to all Holders, as their names and addresses appear in the Registers, as provided in Trust Indenture Act Section 313(c), a brief report dated as of such May 15th as and if required by Trust Indenture Act Section 313(a).

7.3                               Reports by the Corporation

In the event any U.S. Dollar Debentures are outstanding, the Corporation shall:

(a)                                  file with the U.S. Trustee, within 10 days after the Corporation is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Corporation may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if the Corporation is not required to file information, documents or reports pursuant to either of such Sections, then it shall file with the Trustees and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

(b)                                 provide the U.S. Trustee an incumbency certificate setting out the names and sample signatures of persons authorized by the Corporation to give instructions on its behalf and the U.S. Trustee shall be entitled to rely on this certificate unless a revised certificate is provided.  The U.S. Trustee shall be entitled to refuse to act upon any instruction or direction from the Corporation which is signed by a Person other than a Person described in such incumbency certificate;

(c)                                  file with the Trustees and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Corporation, as the case may be, with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

(d)                                 transmit by mail to all Holders, as their names and addresses appear in the Registers, within 30 days after the filing thereof with the Trustees, in the manner and to the extent provided in Trust Indenture Act Section 313(c), such summaries of any information, documents and reports required to be filed by the Corporation pursuant to subsections (a) and (b) of this Section 7.3 as may be required by rules and regulations prescribed from time to time by the Commission.

Delivery of such reports, information and documents to the U.S. Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Corporation’s compliance with any of its covenants hereunder (as to which the Trustees are entitled to rely exclusively on Officers’ Certificates).

ARTICLE 8
DEFAULTS AND REMEDIES

8.1                               Events of Default

In addition to any events specified in a Term Schedule or Supplemental Indenture relating to a Series of Debentures or except as otherwise provided in any such Term Schedule or Supplemental

Indenture, each of the following events shall be an “Event of Default” in respect of each Series of Debentures:

(a)                                  failure to pay principal of (or Premium, if any, on) any Debenture when due;

(b)                                 failure to pay any interest on any Debenture when due, continued for 30 days;

(c)                                  failure to perform or comply with Section 10.1;

(d)                                 failure to perform any other covenant or agreement of the Corporation under this Indenture or the Debentures for the benefit of the Holders continued for 60 days after written notice to the Corporation by the Trustees or Holders of at least 25% in aggregate principal amount of outstanding Debentures;

(e)                                  default by the Corporation or any Guarantor in payment of principal of, Premium, if any, or interest on any obligation for borrowed money (other than an obligation payable on demand or maturing less than 18 months from the creation or issue thereof) having an outstanding principal amount in excess of 5% of consolidated Net Worth in the aggregate at the time of default or in the performance of any other covenant of the Corporation or any Guarantor contained in any instrument under which such obligations are created or issued resulting in the acceleration of the final maturity of such obligations;

(f)                                    the rendering of a final judgment or judgments (not subject to appeal) against the Corporation or any Guarantor in an amount in excess of 5% of the consolidated Net Worth which remains undischarged or unstayed for a period of 60 days after the date on which the right to appeal has expired;

(g)                                 proceedings are commenced for the winding-up, liquidation or dissolution of the Corporation or any Guarantor (except as otherwise permitted under this Indenture), a decree or order of a court of competent jurisdiction is entered adjudging the Corporation or any Guarantor, a bankrupt or insolvent, or a petition seeking reorganization, arrangement or adjustment of or in respect of the Corporation or any Guarantor is approved under applicable law relating to bankruptcy, insolvency or relief of debtors, unless such proceedings, decrees, orders or approvals are actively and diligently contested by the Corporation or such Guarantor in good faith and are dismissed or stayed within 60 days of commencement;

(h)                                 the Corporation or any Guarantor makes an assignment for the benefit of its creditors, or petitions or applies to any court or tribunal for the appointment of a receiver or trustee for itself or any substantial part of its property, or commences for itself or acquiesces in any proceeding under any bankruptcy, insolvency, reorganization, arrangement or readjustment of debt law or statute or any proceeding for the appointment of a receiver or trustee for itself or any substantial part of its property, or suffers any such receivership or trusteeship and allows it to remain undischarged or unstayed for 30 days;

(i)                                     a resolution is passed for the winding-up or liquidation of the Corporation or any Guarantor except in the course of carrying out or pursuant to a transaction in respect of which the conditions of Section 10.1 are duly observed and performed; and

(j)                                     the occurrence of any “Event of Default” under any Guarantee while it is outstanding (as that term is defined in such Guarantee).

Subject to the provisions of this Indenture relating to the duties of the Trustees, in case an Event of Default shall occur and be continuing, the Trustees will be under no obligation to exercise any of their rights or powers under this Indenture at the request or direction of any of the Holders, unless such Holders shall have provided the Canadian Trustee with sufficient funds for the purpose of exercising such rights or powers or in the case of a U.S. Trustee, reasonable indemnity.  Subject to such provisions, the Holders of a majority in aggregate principal amount of the outstanding Debentures will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustees or exercising any trust or power conferred on the Trustees.

8.2                               Notice of Event of Default

Each Trustee shall, promptly after it has received notice of the occurrence of any Event of Default, give the other Trustee notice of such Event of Default.  If an Event of Default shall occur and be continuing, either Trustee shall, within 30 days after it has received notice of the occurrence of such Event of Default, give notice of such Event of Default to the Debentureholders in the manner specified in Section 12.2 provided, however, that, except in the case of a default in the payment of the principal of (or Premium, if any) or interest on any Debenture, the Trustees shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or responsible officers of each Trustee in good faith determines that the withholding of such notice is in the best interests of the Holders and the Trustees so advise the Corporation in writing.  It is understood that the obligations of the U.S. Trustee shall be solely in connection with the holders of U.S. Dollar Debentures.

If notice of an Event of Default has been given to Debentureholders and such Event of Default is thereafter remedied or cured prior to the acceleration of the Indebtedness of the Corporation hereunder pursuant to Section 8.3, notice that such Event of Default is no longer continuing shall be given by the Trustees to the Persons to whom notice of such Event of Default was given pursuant to this Section 8.2, such notice to be given within a reasonable time, not to exceed 30 days, after the Trustees become aware that such Event of Default has been remedied or cured during such period of time.

8.3                               Acceleration

If an Event of Default other than an Event of Default described in subsection 8.1(g), (h) or (i) shall occur and be continuing, either the Trustees or the Holders of at least 25% in aggregate principal amount of the outstanding Debentures may accelerate the maturity of all Debentures; provided, however, that after such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of outstanding Debentures may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the non-payment of accelerated principal, have been cured or waived as provided in this Indenture. If an Event of Default specified in subsection 8.1(g), (h) or (i) occurs, the outstanding Debentures will ipso facto become immediately due and payable without any declaration or other act on the part of the Trustees or any holder.

No Debentureholder will have any right to institute any proceeding with respect to this Indenture or for any remedy thereunder, unless such Holder shall have previously given to the Trustee written notice of a continuing Event of Default and unless also the Holders of at least 25% in aggregate principal amount of the outstanding Debentures shall have made written request and provided sufficient funds to the Canadian Trustee (or in the case of the U.S. Trustee, reasonable indemnity) to institute such proceedings as Trustee, and the Trustee shall not have received from the Holders of a majority in aggregate principal amount of the outstanding Debentures a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. However, such limitations do not apply to a suit instituted by a Debentureholder for enforcement of payment of the principal of and Premium, if any, or interest on such Debenture on or after the respective due dates expressed in such Debenture.

Notwithstanding anything contained in this Indenture or the Debentures to the contrary, if such a declaration is made, the Corporation shall pay to the Trustees forthwith for the benefit of the Debentureholders the amount of principal of and Premium and accrued and unpaid interest (including interest on amounts in default) on all Debentures and all other amounts payable in regard thereto under this Indenture, together with interest thereon at the rate borne by such Debentures from the date of such declaration until payment is received by the Trustees.  Such payments, when made, shall be deemed to have been made in discharge of the Corporation’s obligations under this Indenture and any amounts so received by the Trustees shall be applied in the manner specified in Section 8.8.

8.4                               Waiver of Event of Default

Upon the happening of an Event of Default which is continuing, the Holders of not less than 66 2/3% of the principal amount of the Series of Debentures with respect to which an Event of Default shall have occurred and be continuing (or not less than 100% in the case of a failure to make payment of principal or in respect of a covenant or provision hereof which pursuant to Section 11.11 hereof cannot be modified or amended without the consent of the holder of each outstanding Debenture affected) shall have the power, exercisable by requisition in writing, to instruct the Trustees to waive such Event of Default and to cancel any declaration made by either Trustee pursuant to Section 8.3, and the Trustees shall thereupon waive such Event of Default or cancel such declaration upon such terms and conditions as shall be prescribed in such requisition.

No delay or omission of the Trustees or of the Debentureholders in exercising any right or power accruing upon the occurrence of an Event of Default shall impair any such right or power or shall be construed to be a waiver of such Event of Default or acquiescence therein, and no act or omission, either of the Trustees or of the Debentureholders, shall extend to or be taken in any manner whatsoever to affect any subsequent Event of Default or the rights resulting therefrom.

8.5                               Enforcement by the Trustee

Upon the occurrence of an Event of Default, the Trustees shall exercise the rights and powers vested in them under this Indenture in accordance with the provisions hereof.

Subject to the provisions of Section 8.4 and to the provisions of any Extraordinary Resolution, if the Corporation fails to pay to the Trustees, forthwith after the same shall have been declared to be due and payable under Section 8.3, the principal of and Premium and interest on all Debentures then outstanding together with any other amounts due hereunder, either or both Trustees shall, upon receipt of a Debentureholders’ Request and upon being provided with sufficient funds by pay all costs, expenses and liabilities to be incurred, proceed in its or their names as Trustee hereunder to obtain or enforce payment of such principal of and Premium and interest on all the Debentures then outstanding together with any other amounts due hereunder by such proceedings authorized by this Indenture or by law or equity as such Trustee(s) in such request shall have been directed to take, or if such request contains no such direction, then by such proceedings authorized by this Indenture or by suit at law or in equity as such Trustee(s) shall deem expedient.

The Trustees or either of them shall be entitled and empowered, either in its own name or as trustee of an express trust, or as attorney-in-fact for the Debentureholders, or in any one or more of such capacities, to file such proof of debt, amendment of proof of debt, claim, petition or other document as may be necessary or advisable in order to have the claims of such Trustee(s) and of the Debentureholders allowed in any insolvency, bankruptcy, liquidation or other judicial proceedings relative to the Corporation or its creditors or relative to or affecting its property.  The Trustees are hereby irrevocably appointed (and the successive respective Debentureholders by taking and holding Debentures shall be conclusively deemed to have so appointed the Trustees) the true and lawful attorneys-in-fact of the respective Debentureholders with authority to make and file in the respective names of the Debentureholders or on behalf of the Debentureholders as a class, subject to deduction from any such claims of the amounts of any claims filed by any of the Debentureholders themselves, any proof of debt, amendment of proof of debt, claim, petition or other document in any such proceedings and to receive payment of any sums becoming distributable on account thereof, and to execute any such other documents and to do and perform any and all such acts and things, for and on behalf of such Debentureholders, as may be necessary or advisable, in the opinion of the Trustees acting on the advice of Trustee Counsel, in order to have the respective claims of the Trustees and of the Debentureholders against the Corporation or its property allowed in any such proceeding, and to receive payment of or on account of such claims, provided that nothing contained in this Indenture shall be deemed to give to the Trustees, unless so authorized by Extraordinary Resolution, any right to accept or consent to any plan of reorganization or otherwise by action of any character in such proceeding to waive or change in any way any right of any Debentureholder.

The Trustees shall also have power at any time and from time to time to institute and to maintain such suits and proceedings as it may be advised shall be necessary or advisable to preserve and protect their interests and the interests of the Debentureholders.

All rights of action hereunder may be enforced by the Trustees without the possession of any of the Debentures or the production thereof on the trial or other proceedings relative thereto.  Any such suit or proceeding instituted by the Trustees or either of them shall be brought in the name of such Trustee(s) as trustee(s) of an express trust, and any recovery of judgment shall be for the rateable benefit of the Debentureholders subject to the provisions of this Indenture.  In any proceeding brought by the Trustees or either of them (and also in any proceeding in which a declaratory judgment of a court may be sought as to the interpretation or construction of any provision of this Indenture to which the Trustees or either of them shall be a party), such Trustee(s) shall be held to represent all the Debentureholders, and it shall not be necessary to make any Debentureholders parties to any such proceeding.

8.6                               Suits by Debentureholders

No Debentureholders of any Series shall have any right to institute any action, suit or proceeding at law or in equity for the purpose of enforcing payment of the principal of or any Premium or interest on the Debentures of such Series or for the execution of any trust or power hereunder or for the appointment of a liquidator or receiver or for a receiving order under applicable law, including the Bankruptcy and Insolvency Act (Canada) or to have the Corporation wound up or to file or prove a claim in any liquidation or bankruptcy proceeding or for any other remedy unless:

(a)                                  the Debentureholders of such Series, by Extraordinary Resolution or by Debentureholders’ Request, shall have made a request to the Trustees and the Trustees shall have been afforded reasonable opportunity either themselves to proceed to exercise the powers conferred upon them or to institute an action, suit or proceeding in their name for such purpose,

(b)                                 the Debentureholders of such Series or any of them shall have furnished to the Trustees, when so requested by the Trustees, sufficient funds to pay the costs, expenses and liabilities to be incurred therein or thereby,

(c)                                  the Trustees shall have failed to act within a reasonable time after such notification, request and provision of sufficient funds (or indemnity in respect of the U.S. Trustee); and

(d)                                 no direction inconsistent with such written request has been received by the Trustees from Holders of a majority in principal amount of the outstanding Debentures of such Series.

If a Debentureholder has the right to institute proceedings under this Section 8.6, such Debentureholder, acting on behalf of itself and all other Debentureholders, shall be entitled to commence proceedings in any court of competent jurisdiction in which the Trustee might have commenced proceedings under Section 8.5, but in no event shall any Debentureholder or combination of Debentureholders have any right to seek any other remedy or institute proceedings out of court.  No one or more Debentureholders shall have any right in any manner whatsoever to enforce any right under this Indenture or under any Debenture, except in accordance with the conditions and in the manner provided in this Indenture.

8.7                               Undertaking for Costs

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against either Trustee for any action taken or omitted to be taken by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section 8.7 does not apply to a suit instituted by either Trustee, a suit by the Corporation, a suit instituted by a Holder for the enforcement of the payment of any principal of or Premium or interest on a Debenture or a suit by Holders of more than 10% in outstanding principal amount of the Debentures.

8.8                               Application of Money

Except as herein otherwise expressly provided, any money received by the Trustees or a Debentureholder pursuant to the provisions of this Article 8 or as a result of legal or other proceedings against the Corporation or any Subsidiary pursuant hereto, or from any trustee in bankruptcy or liquidator of the Corporation, shall be applied, together with other money available to the Trustees for such purpose, as follows:

(a)                                  first, in payment or in reimbursement to the Trustees of their fee, costs, charges, expenses, borrowings, advances or other amounts furnished or provided by or at the request of the Trustees in or about the administration and execution of their trusts under, or otherwise in relation to, this Indenture, with interest thereon as herein provided;

(b)                                 second, subject to the provisions of Section 6.10 and this Section 8.8, in payment of the principal of and Premium and accrued and unpaid interest and interest on amounts in default on the Debentures which shall then be outstanding in the priority of principal first and then Premium and then accrued and unpaid interest and interest on amounts in default unless otherwise directed by an Extraordinary Resolution, and in that case in such order or priority as between principal, Premium and interest as may be directed by such resolution; and

(c)                                  third, in payment of the surplus, if any, of such money to the Corporation or its assigns;

provided, however, that no payment shall be made pursuant to Section 8.8(b) in respect of the principal of or Premium or interest on any Debenture which either Trustee has been advised in writing to be held, directly or indirectly, by or for the benefit of the Corporation or any Affiliate of the Corporation (other than any Debenture pledged for value and in good faith to a Person other than the Corporation or any Affiliate of the Corporation, but only to the extent of such Person’s interest therein) until the prior payment in full of the principal of and Premium and interest on all Debentures which are not so held.

8.9                               Distribution of Proceeds

Payments to Debentureholders pursuant to Section 8.8(b) shall be made as follows:

(a)                                  at least 15 days’ notice of every such payment shall be given in the manner specified in Section 12.2, specifying the time and the place or places at which the Debentures are to be presented and the amount of the payment and the application thereof as between principal, Premium and interest;

(b)                                 payment in respect of any Debenture shall be made upon presentation thereof at any one of the places specified in such notice and any such Debenture thereby paid in full shall be surrendered, otherwise a memorandum of such payment shall be endorsed thereon, but the Trustees may in their discretion dispense with presentation and surrender or endorsement in any case upon such indemnity being given as the Trustees shall consider sufficient;

(c)                                  from and after the date of payment specified in such notice, interest shall accrue only on the amount owing on each Debenture after giving credit for the amount of the payment specified in such notice unless the Debenture in respect of which such amount is owing is duly presented on or after the date so specified and payment of such amount is not made; and

(d)                                 the Trustee shall not be required to make any payment to Debentureholders unless the amount available to them for such purpose, after reserving therefrom such amount as the Trustees may think necessary to provide for the payments referred to in Section 8.8(a), exceeds two per cent of the aggregate principal amount of the Debentures then outstanding.

8.10                        Remedies Cumulative

No remedy herein conferred upon or reserved to the Trustees or upon or to the Debentureholders is intended to be exclusive of any other remedy, but each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now existing or hereafter to exist by law.

8.11                        Judgment Against the Corporation

In case of any judicial or other proceedings to enforce the rights of the Debentureholders, judgment may be rendered against the Corporation in favour of the Debentureholders or in favour of the Trustees, as trustee for the Debentureholders, for any amount which may remain due in respect of the Debentures and the interest thereon.

8.12                        Immunity of Shareholders, Directors and Officers

The Debentureholders and the Trustees hereby waive and release any right, cause of action or remedy now or hereafter existing in any jurisdiction against any past, present or future incorporator, shareholder, director or officer of the Corporation or of any Successor for the payment of the principal of or Premium or interest on any of the Debentures or on any covenant, agreement, representation or warranty by the Corporation herein or in the Debentures contained.

ARTICLE 9
CANCELLATION, DISCHARGE AND DEFEASANCE

9.1                               Cancellation and Destruction

All Debentures surrendered to the Corporation, a Registrar or a Paying Agent for any purpose shall be delivered to either Trustee forthwith.  Each such Debenture and each Debenture surrendered to a Trustee shall be cancelled by such Trustee forthwith after all payments required in respect thereof to the date of surrender have been made.  Subject to applicable law, all Debentures cancelled or required to be cancelled under this or any other provision of this Indenture shall be destroyed by either Trustee in accordance with such Trustee’s ordinary practice.

9.2                               Payment of Amounts Due on Maturity

Except as otherwise provided in a Term Schedule or Supplemental Indenture applicable to a Series of Debentures, the Corporation shall prior to 9:00 a.m., Toronto, Ontario time, on each Maturity Date for outstanding Debentures, deposit with the Paying Agent or Trustee an amount sufficient to pay the amount payable in respect of such Debentures on such Maturity Date (less any taxes required by law to be deducted or withheld).  The Trustees shall pay to the Holder of a Debenture entitled to receive payment on such Maturity Date, the principal amount of, accrued interest, if any, and Premium on such Debenture upon surrender of such Debenture at a Corporate Trust Office or at such other place as shall be designated for such purpose from time to time by the Corporation and the Trustees.  The deposit of such amount with the Trustee shall satisfy and discharge the liability of the Corporation for the Debentures to which the deposit relates to the extent of the amount deposited (plus the amount of any taxes deducted or withheld) and thereafter such Debentures shall not to that extent be considered to be outstanding and such Holders thereof shall have no right with respect thereto other than to receive out of the amount so deposited the respective amounts to which such Holders are entitled upon surrender of such Debentures.  Failure to make a deposit as required pursuant to this Section 9.2 shall constitute default in payment on the Debentures in respect of which the deposit was required to have been made.

9.3                               Discharge

Upon notice being given to the Trustees that the principal of all the Debentures and the Premium thereon and interest (including interest on amounts in default) thereon and other amounts payable hereunder have been paid or satisfied, or that all the outstanding Debentures have matured or have been duly called for redemption, or the Trustees having been given irrevocable instructions by the Corporation to publish within 90 days of receipt of such instructions a notice of redemption of all the outstanding Debentures, such payment or redemption has been duly, irrevocably and effectually provided for by payment to the Trustees or otherwise, and upon payment of all costs, charges and expenses properly incurred by the Trustees in relation to this Indenture and all interest thereon and the remuneration of the Trustees, or upon provision satisfactory to the Trustees being made therefor, the Trustees shall, at the request and at the expense of the Corporation, and upon receipt of an Opinion of Corporation Counsel and

Officers’ Certificate that all conditions precedent to the discharge of the Indenture have been complied with, execute and deliver to the Corporation an acknowledgement of discharge or such deeds or other instruments as shall be requested of them to evidence the satisfaction and discharge of this Indenture and to release the Corporation from its covenants herein contained other than those relating to the indemnification of the Trustees.

9.4          Defeasance

The Corporation shall have the right (the “defeasance option”) to be released from the terms of this Indenture relating to the outstanding Debentures of a Series specified by the Corporation in a notice to the Trustees, and upon receipt of such notice the Trustees shall, at the request and expense of the Corporation, execute and deliver to the Corporation such deeds and other instruments as shall be necessary to release the Corporation from the terms of this Indenture relating to the Debentures of the Series specified in such notice, except those relating to the indemnification of the Trustees, subject to the following:

(a)                                  the Corporation shall have delivered to the Trustee evidence that the Corporation has

(i)            deposited sufficient funds for payment of all principal, Premium, interest and other amounts due or to become due on the Debentures of such Series to the Stated Maturity thereof,

(ii)           deposited funds or made provision for the payment of all remuneration and expenses of the Trustees to carry out its duties under this Indenture in respect of the Debentures of such Series, and

(iii)          deposited funds for the payment of taxes arising with respect to all deposited funds or other provision for payment in respect of the Debentures of such Series, in each case irrevocably, pursuant to the terms of a trust agreement in form and substance satisfactory to the Corporation and the Trustees;

(b)                                 the Trustees shall have received an Opinion or Opinions of Corporation Counsel to the effect that the Holders of the Debentures of such Series will not be subject to any additional Canadian or U.S. taxes (as applicable) as a result of the exercise by the Corporation of the defeasance option with respect to such Debentures and that such Holders will be subject to taxes, if any, including those in respect of income (including taxable capital gains), on the same amount, in the same manner and at the same time or times as would have been the case if the defeasance option had not been exercised in respect of such Debentures;

(c)                                  no Event of Default shall have occurred and be continuing on the date of the deposit referred to in Section 9.4(a);

(d)                                 such release does not result in a breach or violation of, or constitute a default under, any material agreement or instrument to which the Corporation is a party or by which the Corporation is bound;

(e)                                  the Corporation shall have delivered to the Trustees an Officers’ Certificate stating that the deposit referred to in Section 9.4(a) was not made by the Corporation with the intent of preferring the Holders of the Debentures of such Series over the other creditors of the

Corporation or with the intent of defeating, hindering, delaying or defrauding creditors of the Corporation or others; and

(f)                                    the Corporation shall have delivered to the Trustees an Officers’ Certificate and an Opinion of Corporation Counsel as required pursuant to Sections 13.13 and 13.14, stating that all conditions precedent provided for or relating to the exercise of such defeasance option have been complied with.

The Corporation shall be deemed to have made due provision for the depositing of funds if it deposits or causes to be deposited with the Trustees under the terms of an irrevocable trust agreement in form and substance satisfactory to the Corporation and the Trustee (each acting reasonably), solely for the benefit of the Holders of the Debentures of the Series specified therein, money or Securities denominated in the currency in which principal is payable constituting direct obligations of Canada (or a Province thereof) or the United States (or a State thereof) or an agency or instrumentality of Canada or the United States, which will be sufficient, in the opinion of a firm of independent chartered accountants or an investment dealer acting reasonably and acceptable to the Trustees, to provide for payment in full of the Debentures of such Series and all other amounts from time to time due and owing under this Indenture which pertain to the Debentures of such Series.

The Trustees shall hold in trust all money or Securities deposited with it pursuant to this Section 9.4 and shall apply the deposited money and the money derived from such Securities in accordance with this Indenture to the payment of principal of and Premium and interest on the Debentures and, as applicable, other amounts.

If the Trustees are unable to apply any money or Securities in accordance with this Section 9.4  by reason of any legal proceeding or any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Corporation’s obligations under this Indenture and the Debentures shall be revived and reinstated as though no money or Securities had been deposited pursuant to this Section 9.4  until such time as the Trustees are permitted to apply all such money or Securities in accordance with this Section 9.4 , provided that if the Corporation has made any payment in respect of principal, Premium or interest on Debentures or, as applicable, other amounts because of the reinstatement of its obligations, the Corporation shall be subrogated to the rights of the Holders of such Debentures to receive such payment from the money or Securities held by the Trustees.

ARTICLE 10
SUCCESSORS

10.1        Requirements for Successors

So long as any Debentures are outstanding, the Corporation will not enter into any transaction, directly or indirectly through a Subsidiary of the Corporation, whereby all or substantially all of the undertaking, property and assets of the Corporation would become the property of any other Person (any such Person being herein referred to as a “Successor”), whether by way of reorganization, consolidation, amalgamation, arrangement, merger, transfer, sale or otherwise, provided that nothing contained in this Indenture will prevent any such transaction if:

(a)                                  the Corporation shall be the surviving Person, or the Successor shall be a company organized and validly existing under the federal laws of Canada or any province or territory thereof;

(b)                                 the Successor shall have executed, prior to or contemporaneously with the consummation of any such transaction, a Supplemental Indenture and such other instruments as in the opinion of the Corporation’s Counsel are necessary or advisable to evidence the assumption by the Successor of the due and punctual payment of the principal of, Premium, if any, and interest on all the Debentures and all other amounts payable hereunder and the covenant of the Successor to pay the same and its agreement to observe and perform all the covenants and obligations of the Corporation under this Indenture;

(c)                                  no condition or event shall exist as to the Corporation or the Successor either at the time of or immediately after the consummation of any such transaction and after giving full effect thereto or immediately after compliance by the Successor with the provisions of Section 10.1(a) which constitutes or would constitute after the giving of notice or lapse of time, or both, an Event of Default;

(d)                                 the Corporation shall have delivered to the Trustee an Opinion of the Corporation Counsel and Officers’ Certificate stating that the conditions precedent in this Section 10.1 have been satisfied; and

(e)                                  neither the Corporation nor the Successor, either at the time of or immediately after the consummation of any such transaction and after giving full effect thereto, or immediately after compliance by the Successor with the provisions of Section 10.1(a), will be insolvent or generally fail to meet, or admit in writing its inability or unwillingness to meet, its obligations as they generally become due;

provided, however, the provisions of this Section 10.1 shall not be applicable to any transaction between or among any one or more of the Corporation, a Guarantor and/or any Subsidiary of the Corporation or a Guarantor.

10.2        Vesting of Powers in Successor

Whenever the conditions of Section 10.1 have been duly observed and performed, the Trustee shall execute and deliver the supplemental indenture provided for in Article 14 and thereupon:

(a)                                  the Successor shall possess and from time to time may exercise each and every right and power of the Corporation under this Indenture, in the name of the Corporation or otherwise, and any act or proceeding required by any provision of this Indenture to be done or performed by any directors or officers of the Corporation may be done and performed with like force and effect by the directors or officers of the Successor; and

(b)                                 the Corporation who was a party to this Indenture prior to the transaction described in Section 10.1, shall be released and discharged from liability under this Indenture and the Trustee will execute any documents which it may be advised are necessary or advisable for effecting or evidencing such release and discharge.

ARTICLE 11
MEETINGS OF DEBENTUREHOLDERS

11.1        Right to Convene Meetings

The Trustees may at any time and from time to time convene a meeting of Debentureholders, and the Trustees shall convene a meeting of Debentureholders upon receipt of a request of the Corporation or a Debentureholders’ Request and upon being provided with reasonable indemnity or sufficient funds by the Corporation or by the Debentureholders signing such request against the costs which may be incurred in connection with the calling and holding of such meeting.  If the Trustees fail within 30 days after receipt of any such request and such sufficient funds or indemnity, as applicable, to give notice convening a meeting, the Corporation or such Debentureholders, as the case may be, may convene such meeting.  Every such meeting shall be held in Toronto, Ontario, or at such other place as may be approved or determined by such of the Trustees, the Corporation or the Debentureholders as convened the meeting in accordance with this Section 11.1.

11.2        Notices of Meetings

Notice of a meeting of Debentureholders shall be given to the Debentureholders in the manner specified in Section 12.2 at least 25 days prior to the date of the meeting, and a copy of any notice sent by mail to Debentureholders shall be sent by mail to the Trustees (unless the meeting has been called by it) and to the Corporation (unless the meeting has been called by it).  A notice of a meeting of Debentureholders shall state the time and place at which the meeting is to be held and shall state briefly the general nature of the business to be transacted thereat, and it shall not be necessary for any such notice to set out the terms of any resolution to be proposed or any of the provisions of this Article 11.

11.3        Chairman

The Debentureholders present in person or represented by proxy shall choose an individual present to be the chairman of the meeting.

11.4        Quorum

Subject to the provisions of Section 11.13, the quorum for a meeting of Debentureholders shall be two or more Debentureholders present in person or represented by proxy and owning or representing at least 25% of the aggregate principal amount of the Debentures then outstanding.  If a quorum is not present within 30 minutes from the time fixed for the holding of a meeting, the meeting, if convened by the Debentureholders, shall be dissolved, but in any other case the meeting shall be adjourned to the same day in the next week (unless such day is not a Business Day, in which case it shall be adjourned to the next following Business Day thereafter) at the same time and place, and no notice shall be required to be given in respect of such adjourned meeting.  At the adjourned meeting, the Debentureholders present in person or represented by proxy shall constitute a quorum and may transact the business for which the meeting was originally convened notwithstanding that they may not represent at least 25% of the aggregate principal amount of the Debentures then outstanding.

11.5        Power to Adjourn

The chairman of a meeting at which a quorum of Debentureholders is present may, with the consent of the Holders of a majority of the aggregate principal amount of the Debentures present or represented thereat, adjourn such meeting, and no notice of such adjournment need be given except such notice, if any, as the meeting may prescribe.

11.6        Show of Hands

Except as otherwise provided in this Indenture, every resolution submitted to a meeting shall be decided by a majority of the votes cast on a show of hands, and unless a poll is duly demanded as herein provided, a declaration by the chairman that a resolution has been carried or carried unanimously or by a particular majority or lost or not carried by a particular majority shall be conclusive evidence of the fact.

11.7        Poll

On every resolution proposed to be passed as an Extraordinary Resolution and on any other resolution submitted to a meeting in respect of which the chairman of the meeting or one or more Debentureholders or proxyholders for Debentureholders holding at least $10,000 principal amount of Debentures demands a poll, a poll shall be taken in such manner and either at once or after an adjournment as the chairman of the meeting shall direct.

11.8        Voting

On a show of hands, every Person who is present and entitled to vote, whether as a Debentureholder or as proxyholder for one or more Debentureholders or both, shall have one vote.  On a poll, each Debentureholder present in person or represented by a proxy duly appointed by an instrument in writing shall be entitled to one vote in respect of each $1,000 principal amount of Debentures held by such Debentureholder on the record date fixed for the meeting.  A proxyholder need not be a Debentureholder.  In the case of joint Holders of a Debenture, any one of them present in person or represented by proxy at the meeting may vote in the absence of the other or others, but if more than one of them are present in person or represented by proxy, they shall vote together in respect of the Debentures of which they are joint Holders.  Subject to the provisions of Section 11.9, in the case of Debentures held by a Person other than an individual, an officer or representative of such Person may vote the Debentures held by it unless there shall be more than one (1) officer or representative of such Person present at the meeting, and those officers or individuals present do not agree on how the Debentures may be voted, in which case a written proxy shall be required to determine who may vote the Debentures and how such Debentures are to be voted.  In the case of a Global Debenture, the Depository may appoint or cause to be appointed a Person or Persons as proxies and shall designate the number of votes entitled to each such Person, and each such Person shall be entitled to be present at any meeting of Debentureholders and shall be the Persons entitled to vote at such meeting in accordance with the number of votes set out in the Depository’s designation.

11.9        Regulations

The Trustees, or the Corporation with the approval of the Trustees, may from time to time make and from time to time vary such regulations as it shall from time to time think fit providing for or governing the following:

(a)                                  voting by proxy by Debentureholders, the form of the instrument appointing a proxyholder (which shall be in writing) and the manner in which it may be executed, and the authority to be provided by any Person signing a proxy on behalf of a Debentureholder;

(b)                                 the deposit of instruments appointing proxyholders at such place as the Trustees, the Corporation or the Debentureholders convening the meeting, as the case may be, may, in the notice convening the meeting, direct and the time, if any, before the holding of the meeting or any adjournment thereof by which the same shall be deposited; and

(c)                                  the deposit of instruments appointing proxyholders at an approved place or places other than the place at which the meeting is to be held and enabling particulars of such instruments appointing proxyholders to be provided before the meeting to the Corporation or to the Trustees at the place at which the meeting is to be held and for the voting of proxies so deposited as though the instruments themselves were produced at the meeting.

Any regulations so made shall be binding and effective and the votes given in accordance therewith shall be valid and shall be counted.  Except as such regulations may provide, the only Persons who shall be recognized at a meeting as the Holders of any Debentures, or as entitled to vote or be present at the meeting in respect thereof, shall be registered Debentureholders and Persons whom registered Debentureholders have by instrument in writing duly appointed as their proxyholders.

11.10      Corporation and Trustee May Be Represented

The Corporation and the Trustees, by their respective officers, directors and employees, and the legal advisers of the Corporation and the Trustees may attend any meeting of the Debentureholders, but shall have no voting rights.

11.11      Powers Exercisable by Unanimous Consent of Debentureholders

The following powers of the Debentureholders shall be exercisable from time to time only with the consent of the Holder of each outstanding Debenture of each affected Series:

(a)                                  reduce the principal amount at maturity of, extend the fixed maturity of, or alter the redemption provisions of, such Debentures;

(b)                                 change the currency in which any Debentures or any Premium or accrued interest thereon is payable;

(c)                                  reduce the percentage in principal amount at maturity outstanding of such Debentures that must consent to an amendment, supplement or waiver or consent to take any action under the Indenture, Supplemental Indenture or such Debentures;

(d)                                 impair the right to institute suit for the enforcement of any payment on or with respect to such Debentures;

(e)                                  waive a default in payment with respect to such Debentures;

(f)                                    reduce the rate or extend the time for payment of interest on such Debentures;

(g)                                 affect the ranking of such Debentures in a manner adverse to the holder of the Debentures; or

(h)                                 make any changes to the Indenture, Supplemental Indenture or such Debentures that would result in the Corporation being required to make any withholding or deduction from payments made under or with respect to such Debentures.

11.12      Powers Exercisable by Debentureholders by Extraordinary Resolution

Subject to the provisions of Sections 8.4 and 11.11 of this Indenture, the following powers of the Debentureholders shall be exercisable from time to time only by Extraordinary Resolution:

(a)                                  power to sanction any modification, abrogation, alteration, compromise or arrangement of the rights of the Debentureholders or any of them or the Trustees against the Corporation or against its property, whether such rights arise under this Indenture or the Debentures or otherwise, provided that such sanctioned actions are not prejudicial to the Trustees;

(b)                                 power to assent to any modification of or change in or addition to or omission from the provisions contained in this Indenture which shall be agreed to by the Corporation and to authorize the Trustees to concur in and execute any Supplemental Indenture embodying any modification, change, addition or omission;

(c)                                  power to sanction any scheme for the reconstruction or reorganization of the Corporation or for the consolidation, amalgamation or merger of the Corporation with or into any other Person or for the sale, leasing, transfer or other disposition of the undertaking, property and assets of the Corporation or any part thereof, provided that no such sanction shall be necessary in respect of any transaction which is completed in compliance with the provisions of Section 10.1;

(d)                                 power to direct or authorize the Trustees to exercise any power, right, remedy or authority given to them by this Indenture in any manner specified in any such Extraordinary Resolution or to refrain from exercising any such power, right, remedy or authority;

(e)                                  power to waive and direct the Trustees to waive any Event of Default and to cancel any declaration made by the Trustees pursuant to Section 8.3 either unconditionally or upon any condition specified in such Extraordinary Resolution;

(f)                                    power to restrain any Debentureholder from taking or instituting any suit, action or proceeding for the purpose of enforcing payment of the principal of or interest or Premium on any Debentures or for the purpose of executing any trust or power hereunder;

(g)                                 power to direct any Debentureholder who, as such, has brought any action, suit or proceeding to stay or discontinue or otherwise deal with the same upon payment, if the taking of such suit, action or proceeding shall have been permitted by Section 8.6, of the costs, charges and expenses reasonably and properly incurred by such Debentureholder in connection therewith;

(h)                                 power to assent to any compromise or arrangement with any creditor or creditors or any class or classes of creditors, whether secured or otherwise, and with holders of any shares or other Securities of the Corporation; and

(i)                                     power to appoint a committee with power and authority (subject to such limitations, if any, as may be prescribed in the resolution) to exercise, and to direct the Trustees to exercise, on behalf of the Debentureholders, such of the powers of the Debentureholders as are exercisable by Extraordinary Resolution or otherwise as shall be included in the resolution appointing the committee.  The resolution making such appointment may provide for payment of the expenses and disbursements of and compensation to such committee and the Trustees.  Such committee shall consist of such number of individuals as shall be prescribed in the resolution appointing it and the members need not be Debentureholders.  Every such committee may elect its chairman and may make regulations respecting its quorum, the calling of its meetings, the filling of vacancies occurring in its number and its procedure generally.  Such regulations may provide that the committee may act at a meeting at which a quorum is present or may act by minutes signed by the number of members thereof necessary to constitute a quorum.  All acts of any such committee within the authority delegated to it shall be binding upon all Debentureholders.  Neither the committee nor any member thereof nor the Trustees shall be liable for any loss arising from or in connection with any action taken or omitted to be taken by them in good faith.

Except as otherwise provided in this Indenture, all other powers of and matters to be determined by the Debentureholders may be exercised or determined from time to time by Ordinary Resolution.

11.13      Meaning of Ordinary Resolution

The expression “Ordinary Resolution” when used in this Indenture means, except as otherwise provided in this Indenture, a resolution proposed to be passed as an ordinary resolution at a meeting of Debentureholders duly convened for the purpose and held in accordance with the provisions of this Article 11 at which a quorum of the Debentureholders is present and passed by the affirmative votes of Debentureholders present in person or represented by proxy at the meeting who hold more than 50% of the aggregate principal amount of the Debentures voted in respect of such resolution.

11.14      Meaning of Extraordinary Resolution

The expression “Extraordinary Resolution” when used in this Indenture means, except as otherwise provided in this Indenture, a resolution proposed to be passed as an extraordinary resolution at a meeting of Debentureholders duly convened for the purpose and held in accordance with the provisions of this Article at which the Holders of at least 51% of the aggregate principal amount of the Debentures then outstanding are present in person or represented by proxy and passed by the affirmative votes of Debentureholders present in person or represented by proxy at the meeting who hold not less than 66 2/3% of the aggregate principal amount of the Debentures voted in respect of such resolution.

If, at any such meeting, the Holders of at least 51% of the aggregate principal amount of the Debentures then outstanding are not present in person or represented by proxy within 30 minutes after the time appointed for the meeting, then the meeting, if convened by or on the requisition of Debentureholders, shall be dissolved, but in any other case the meeting shall stand adjourned to such date, being not less than 21 nor more than 60 days later, and to such place and time as may be appointed by the chairman of the meeting.  Notice of the time and place of such adjourned meeting shall be given to the Debentureholders in the manner specified in Article 12 at least 10 days prior to the date of the adjourned meeting.  Such notice shall state that at the adjourned meeting the Debentureholders present in person or represented by proxy shall constitute a quorum, but it shall not be necessary to set forth the purposes for which the meeting was originally called or any other particulars.  At the adjourned meeting, the Debentureholders present in person or represented by proxy shall constitute a quorum and may transact the business for which the meeting was originally convened, and a resolution proposed to be passed as an extraordinary resolution at such adjourned meeting and passed by the requisite vote as provided in this Section 11.13 shall be an Extraordinary Resolution within the meaning of this Indenture, notwithstanding that the Holders of at least 51% of the aggregate principal amount of the Debentures then outstanding are not present in person or represented by proxy at such adjourned meeting.

11.15      Powers Cumulative

Any one or more of the powers or any combination of the powers in this Indenture stated to be exercisable by the Debentureholders may be exercised from time to time, and the exercise of any one or more of such powers or any combination of powers from time to time shall not be deemed to exhaust the rights of the Debentureholders to exercise the same or any other such power or powers or combination of powers thereafter from time to time.  No powers exercisable by the Debentureholders shall derogate in any way from the rights of the Corporation under or pursuant to this Indenture or any Debentures.

11.16      Minutes

Minutes of all resolutions and proceedings at every meeting of Debentureholders shall be made and duly entered in books to be from time to time provided for that purpose by the Trustees at the expense of the Corporation, and any such minutes, if signed by the chairman of the meeting at which such resolutions were passed or proceedings had, or by the chairman of the next succeeding meeting of the Debentureholders, shall be prima facie evidence of the matters therein stated and, unless the contrary is proved, every such meeting, in respect of the proceedings of which minutes shall have been made, shall be deemed to have been duly held and convened, and all resolutions passed thereat or proceedings had shall be deemed to have been duly passed and had.

11.17      Instruments in Writing

All actions which may be taken and all powers which may be exercised by the Debentureholders at a meeting held as provided in this Article 11 may also be taken and exercised by an instrument in writing signed in one or more counterparts by the Holders of more than 50%, in the case of an Ordinary Resolution, or not less than 66 2/3%, in the case of an Extraordinary Resolution, of the aggregate principal amount of the outstanding Debentures, and the expressions “Ordinary Resolution” and “Extraordinary Resolution” when used in this Indenture shall include any instrument so signed.

11.18      Binding Effect of Resolutions

Every resolution passed in accordance with the provisions of this Article 11 at a meeting of Debentureholders shall be binding upon all the Debentureholders, whether present at or absent from such meeting, and every instrument in writing signed by Debentureholders in accordance with Section 11.17 shall be binding upon all the Debentureholders, whether signatories thereto or not, and each and every Debentureholder and each of the Trustees (subject to the provisions for its remuneration, indemnification and protection herein contained) shall be bound to give effect accordingly to every such resolution and instrument in writing.

11.19     Serial Meetings

If any business to be transacted at a meeting of Debentureholders or any action to be taken or power to be exercised by instrument in writing pursuant to Section 11.17 especially affects the rights of the Holders of Debentures of one or more Series in a manner or to an extent substantially differing from that in which it affects the rights of the Holders of Debentures of any other Series, then

(a)                                  reference to such fact, indicating the Debentures of each Series so especially affected, shall be made in the notice of such meeting and the meeting shall be and is herein called a “serial meeting”;

(b)                                 the Holders of Debentures of a Series so especially affected shall not be bound by any action taken or power exercised at a serial meeting unless in addition to the other provisions of this Article 11

(i)            there are present in person or represented by proxy at such meeting Holders of at least 25% (or, for the purpose of passing an Extraordinary Resolution, at least 51%) of the aggregate principal amount of the Debentures of such Series then outstanding, subject to the provisions of this Article as to adjourned meetings, and

(ii)           the resolution is passed by the favourable votes of the Holders of more than 50% (or, in the case of an Extraordinary Resolution, not less than 66 2/3%) of the aggregate principal amount of Debentures of such Series voted on the resolution; and

(c)                                  the Holders of Debentures of a Series so especially affected shall not be bound by any action taken or power exercised by instrument in writing under Section 11.17 unless, in addition to the other provisions of this Article 11, such instrument is signed in one or more counterparts by the Holders of more than 50%, in the case of an Ordinary Resolution, or not less than 66 2/3%, in the case of an Extraordinary Resolution, of the aggregate principal amount of the Debentures of such Series then outstanding.

Notwithstanding anything herein contained, any covenant or other provision contained herein which is expressed to be effective only so long as any Debentures of a particular Series remain outstanding may be modified by the required resolution or consent of the Holders of the Debentures of such Series in the same manner as if the Debentures of such Series were the only Debentures outstanding hereunder.  In addition, if any business to be transacted at any meeting or any action to be taken or power to be exercised by instrument in writing does not adversely affect the rights of the Holders of Debentures of one or more particular Series, the provisions of this Article 11 shall apply as if the Debentures of such Series were not outstanding and no notice of any such meeting need be given to the Holders of Debentures of such Series.

11.20      Record Dates

If the Corporation shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other action, the Corporation may, at its option, by or pursuant to a Certified Resolution, fix in advance a record date for the determination of such Holders entitled to provide such request, demand, authorization, direction, notice, consent, waiver or other action, but the Corporation shall have no obligation to do so.  Any such record date shall be the record date specified in or pursuant to such Certified Resolution.

If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other action may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Debentures then outstanding have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for this purpose the Debentures then outstanding shall be computed as of such record date.

11.21      Meetings U.S Dollar Debenture Holders

A Supplemental Indenture under which U.S. Dollar Debentures are issued may include provisions relating to the acts of Holders and meetings  applicable to the Holders of such U.S. Dollar Debentures and the U.S. Trustee

ARTICLE 12

NOTICES

12.1        Notice to the Corporation

Any notice to the Corporation under the provisions hereof shall be valid and effective if delivered to the Chief Financial Officer of the Corporation at 480, de la Cité Boulevard, Gatineau, Québec, J8T 8R3, or if sent by facsimile transmission (with receipt confirmed) to the attention of the Chief Financial Officer of the Corporation at (819) 561-7188, and shall be deemed to have been validly given at the time of delivery or transmission if it is received prior to 4:00 p.m. on a Business Day, failing which it shall be deemed to have been given on the next Business Day.  The Corporation may from time to time notify the Trustees of a change in address or facsimile number which thereafter, until changed by like notice, shall be the address or facsimile number of the Corporation for all purposes of this Indenture.

12.2        Notice to Debentureholders

Unless otherwise expressly provided in this Indenture, any notice to Debentureholders under the provisions hereof shall be valid and effective if in the case of holders of registered Debentures or a Global Debenture, it is delivered, sent by electronic communication or mailed postage prepaid, addressed to such Debentureholders, at their addresses or electronic address, if any, appearing in any of the registers hereinbefore mentioned and, subject to this Section 12.2, shall be deemed to have been received at the time of delivery or sending by electronic communication or on the fifth (5th) Business Day after mailing.  Any notice made by delivery or sent by electronic communication on a day other than a Business Day, or after 4:00 p.m.  (Toronto time) on a Business Day, shall be deemed to be received on the next following Business Day.  All notices to joint holders of any Debentures may be given to whichever one of the holders thereof is named first in the registers hereinbefore mentioned, and any notice so given shall be sufficient notice to all holders of such Debenture.  In the event of a postal disruption, notice to Debentureholders shall be given or sent by other appropriate means.  Any notice to the Debentureholders who are not registered Holders shall be valid and effective and deemed to have been received by all such holders if published once in a newspaper of general circulation published in Toronto, Ontario, and such other cities, if any, at which Registers in respect of such Debentures are required to be kept.

12.3        Notice to the Trustee

Any notice to the Trustees under the provisions hereof shall be valid and effective if delivered to an officer of the Canadian Trustee at 320 Bay Street, 11th floor, Toronto, Ontario, M5H 4A6, Attention: Vice President, Transaction Management Group, or if sent by facsimile transmission (with receipt confirmed) to BNY Trust Company of Canada, Attention: Manager, Corporate Trust Services at (416) 360-1711, and to an officer of the U.S. Trustee at 101 Barclay Street, 4E, New York, New York, 10286, Attention: Corporate Trust Department, or if sent by facsimile transmission (with receipt confirmed) to The Bank of New York Mellon, Attention: Corporate Trust Department at (212) 815-5802, shall be deemed to have been validly given at the time of delivery or transmission if it is received prior to 4:00 p.m. on a Business Day, failing which it shall be deemed to have been given on the next Business Day.  Either Trustee may from time to time notify the Corporation of a change in address or facsimile number which thereafter, until changed by like notice, shall be the address or facsimile number of such Trustee for all purposes of this Indenture.  No notice to either Trustee shall be deemed effective or validly given until it is actually received by the applicable Trustee.

12.4        When Publication Not Required

If at any time a notice is required by this Indenture to be published in a particular city and no newspaper of general circulation is then being published and circulated on a daily basis in that city, the Corporation shall not be required to publish such notice in that city.

12.5        Waiver of Notice

Any notice provided for in this Indenture may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice.  Waivers of notice by Debentureholders shall be filed with the Trustees, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waivers.

ARTICLE 13

CONCERNING THE TRUSTEE

13.1        U.S. and Canadian Trustees

It is the intent of this Indenture that the duties and obligations of the U.S. Trustee relate to the U.S Dollar Debentures and the Holders thereof, and that the duties and obligations of the Canadian Trustee relate to the Canadian denominated Debentures and the Holders thereof.

13.2        Corporate Trustees Required Eligibility

(a)                                  There shall be at all times a Canadian Trustee under this Indenture.  The Canadian Trustee shall at all times be a corporation organized under the laws of Canada or any province thereof and authorized under such laws and the laws of the Province of Ontario to carry on trust business therein and, together with its parent, shall have a combined capital and surplus of at least $15,000,000.  If at any time the Canadian Trustee shall cease to be eligible in accordance with this Article 13, it shall resign immediately in the manner and with the effect hereinafter specified in this Article 13.

(b)                                 The U.S. Trustee hereunder shall at all times satisfy the requirements of Sections 310(a)(1), 310(a)(2) and 310(a)(5) of the Trust Indenture Act and, together with its parent, shall have a combined capital and surplus of at least U.S.$100,000,000 and have its Corporate Trust Office in New York City to the extent there is such an institution eligible and willing to serve.  If such U.S.  Trustee publishes reports of condition at least annually, pursuant to law or to the requirements of U.S.  federal, state, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section 13.2 the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  If at any time the U.S.  Trustee shall cease to be eligible in accordance with the provisions of this Section 13.2, it shall resign immediately in the manner and with the effect hereinafter specified in this Article 13.

13.3        Certain Duties and Responsibilities of Trustees

(a)                                  In the exercise of the rights, powers and duties prescribed or conferred by the terms of this Indenture, the Canadian Trustee shall act honestly and in good faith and exercise that degree of care, diligence and skill that a professional trustee would exercise in comparable circumstances and shall duly observe and comply with the provisions of any legislation and regulations which relate to the functions or role of the Canadian Trustee as a fiduciary hereunder.

(b)                                 Except during the continuance of an Event of Default,

(1)           the Trustees undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustees; and

(2)           in the absence of bad faith on its part, the Trustees may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to such Trustee and conforming to the requirements of this Indenture; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, such Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c)                                  In case an Event of Default has occurred and is continuing, the Trustees shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

(d)                                 No provision of this Indenture shall be construed to relieve the Trustees from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that

(1)           this Subsection shall not be construed to limit the effect of Subsection 13.3(b)

(2)           the Trustees shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that such Trustee was negligent in ascertaining the pertinent facts;

(3)           the Trustees shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders relating to the time, method and place of conducting any proceeding for any remedy available to the Trustees, or exercising any trust or power conferred upon such Trustee, under this Indenture with respect to the Debentures of such series; and

(4)           no provision of this Indenture shall require the Trustees to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers.

Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustees shall be subject to the provisions of this Section 13.3 and Section 13.4.

Either Trustee, upon the occurrence or at any time during the continuance of any act, action or proceeding, may require the Debentureholders at whose instance it is acting to deposit with it Debentures held by them, for which Debentures such Trustee shall issue receipts.

No provision of this Indenture shall operate to confer any obligation, duty or power on the Trustees in any jurisdiction in which it does not have the legal capacity required to assume, hold or carry out such obligation, duty or power.  For the purposes of this Section 13.3, legal capacity includes, without limitation, the capacity to act as a fiduciary in such jurisdiction.

13.4        No Conflict of Interest

(a)                                  Each Trustee represents to the Corporation that at the date of the execution and delivery of this Indenture there exists no material conflict of interest in such Trustee’s role as a fiduciary hereunder.  If at any time a material conflict of interest (including conflicting interest as defined in Section 310(b) of the Trust Indenture Act) exists in respect of either Trustee’s role as a fiduciary under this Indenture that is not eliminated within 90 days after such Trustee becomes aware that such a material conflict of interest exists, such Trustee shall resign from the trusts under this Indenture by giving notice in writing of such resignation and the nature of such conflict to the Corporation at least 21 days prior to the date upon which such resignation is to take effect, and shall on such date be discharged from all further duties and liabilities hereunder.  The validity and enforceability of this Indenture and any Debentures shall not be affected in any manner whatsoever by reason only of the existence of a material conflict of interest of either Trustee.

(b)                                 If at any time a Trustee fails to comply with the provisions of Section 13.4(a), such Trustee shall within 10 days after the expiration of the 90-day period referred to therein, transmit notice of such failure to the other Trustee, and to the Holders in the manner provided for notices to the Holders in Section 12.2.

13.5        Conditions Precedent to Trustee’s Obligation to Act

Neither Trustee shall be bound to give any notice or take any action or proceeding unless it is required to do so under the terms of this Indenture.  Neither Trustee shall be required to take notice of an Event of Default under this Indenture, other than in respect of payment of any money required by any provision of this Indenture to be paid to it, unless and until such Trustee has received notice in writing of such Event of Default by any Debentureholder or the Corporation or unless an officer of such Trustee has specific knowledge of such Event of Default.  In the absence of receipt of such notice or knowledge, the Trustees may for all purposes of this Indenture assume that no Event of Default has occurred.

The obligation of each Trustee to commence or continue any act, action or proceeding under this Indenture shall be subject to Section 13.3(d) and conditional upon its receipt of the following:

(a)                                  an Extraordinary Resolution, Ordinary Resolution, Debentureholders’ Request, requisition in writing, or such other notice or direction as is applicable and as required pursuant to this Indenture, specifying the action or proceeding which the Trustee is requested, directed or authorized to take,

(b)                                 sufficient funds to commence or continue such act, action or proceeding, and

(c)                                  an indemnity satisfactory to the Trustee to protect and hold harmless the Trustee against the costs, charges, expenses and liabilities to be incurred thereby and any loss and damages it may suffer by reason thereof except in the event of gross negligence or willful misconduct of such Trustee; and

(d)                                 at the Trustee’s election, the Opinion of Corporation Counsel and Officer’s Certificate under Section 13.13;

The Trustees may refuse to follow any direction that conflicts with applicable law or this Indenture, that the Trustee determines may be unduly prejudicial to other Holders, or that may involve the Trustee in personal liability

13.6        Resignation and Removal; Appointment of Successor

(a)                                  No resignation or removal of either Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 13.7.

(b)                                 Either Trustee may resign at any time by giving two months written notice thereof to the Corporation.  If an instrument of acceptance by a successor Trustee shall not have been delivered to the resigning Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(c)                                  Either Trustee may be removed at any time by an Extraordinary Resolution of the Debentureholders.

(d)                                 If at any time:

(i)                                     a Trustee shall fail to comply with the provisions of Section 13.4, or

(ii)                                  a Trustee shall cease to be eligible under Section 13.2 and shall fail to resign immediately in the case of the U.S. Trustee after written request therefor by the Corporation or by any Holder who has been a bona fide Debentureholder for at least six months in the case of the Canadian Trustee, or

(iii)                               a Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent, or a receiver of such Trustee or of its property shall be appointed or any public officer shall take charge or control of such Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any case, (i) the Corporation by a Certified Resolution may remove such Trustee, or (ii) subject to Section 8.7, in the case of clause (1) above, a Debentureholder and any other interested party, and in the case of clauses (2) and (3) above, any Debentureholder who has been a bona fide Holder of a Debenture for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of such Trustee and the appointment of a successor Trustee.

(e)           If either Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of the Canadian Trustee or U.S. Trustee for any cause, the Corporation, by a Certified Resolution, shall promptly appoint a successor Trustee.  If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by act of the Holders of a majority in principal amount of the outstanding Debentures delivered to the Corporation and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with Section 13.7, become the successor Trustee and supersede the successor Trustee appointed by the Corporation.  If no successor Trustee shall have been so appointed by the Corporation or the Holders of the Debentures and so accepted appointment, the remaining Trustee or a Debentureholder who has been a bona fide Holder for at least six months may on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

(f)            The Corporation shall give notice of each resignation and each removal of a Trustee and each appointment of a successor Trustee by mailing written notice of such event by first-class mail, postage prepaid, to the remaining Trustee and to the Debentureholders as their names and addresses appear in the Registers.  Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

13.7        Acceptance of Appointment by Successor

Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Corporation and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Corporation, the successor Trustee or the remaining Trustee, such retiring Trustee shall, upon payment of all amounts due it under Sections 6.9 and 13.18, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee, and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder subject to the claim provided for in Sections 6.9 and 13.18.  Upon request of any such successor Trustee, the Corporation shall execute any and all instruments for more fully and certainly vesting in and conforming to such rights, powers and trusts.  No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article 13.

13.8        Trustees May Deal in Debentures

The Trustees may buy, sell, lend upon and deal in the Debentures and generally contract and enter into financial transactions with the Corporation or otherwise, without being liable to account for any profits made thereby.

13.9        No Person Dealing with Trustees Need Inquire

No Person dealing with the Trustees shall be required to inquire as to whether the powers that the Trustees are purporting to exercise have become exercisable, or whether any amount remains due upon the Debentures or to see to the application of any amount paid to the Trustees.

13.10      Investment of Money Held by Trustees

Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law.  The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Corporation the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys or independent contractors and the Trustee will not be responsible for any misconduct or negligence on the part of any agent, attorney or independent contractor appointed with due care by it hereunder.

13.11      Trustees Not Required to Give Security

The Trustees shall not be required to give any bond or security in respect of the execution of the trusts and powers of this Indenture or otherwise in respect of this Indenture.

13.12      Trustee Not Required to Possess Debentures

All rights of action under this Indenture may be enforced by the Trustees without the possession of any of the Debentures or the production thereof on any trial or other proceedings relative thereto.

13.13      Evidence of Compliance

Upon any application or demand by the Corporation to the Trustees to take any action under any of the provisions of this Indenture, the Corporation shall furnish to such Trustee an Officers Certificate stating that all conditions precedent provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Corporation Counsel stating that in the opinion of such counsel all such conditions precedent have been complied with, except that in the case of any such application or demand as to which the furnishing of such document is specifically required by any provision of this Indenture relating to such particular application or demand, no additional certificate or opinion need be furnished.

13.14      Form of Evidence

Any Officers’ Certificate or Opinion of Corporation Counsel may be based, insofar as it relates to any accounting matters, upon a certificate or opinion of, or representations by, the Corporation’s Auditors or an accountant or another firm of accountants engaged by the Corporation, unless such Officer or counsel, as the case may be, knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such accounting matters are erroneous.  Any certificate or opinion or any independent firm of chartered accountants filed with and directed to the Trustees shall contain a statement that such firm is independent.  In addition, the Corporation shall comply with Section 314(c)(3) of the Trust Indenture Act.

Evidence furnished to the Trustees with respect to compliance with a condition or covenant pursuant to Section 13.13, other than the Officers’ Certificate required by Section 6.1(b) shall include:

(a)                                  a statement by the Person giving the evidence declaring that such Person has read and understands the provisions hereof relating to the conditions precedent with respect to compliance with which such evidence is being given,

(b)                                 a statement describing the nature and scope of the examination or investigation upon which the statements or opinions contained in the evidence are based,

(c)                                  a statement declaring that, in the belief of the Person giving the evidence, such Person has made such examination or investigation as is necessary to enable such Person to make the statements or give the opinions contained or expressed therein; and

(d)                                 a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with; provided, however, that with respect to matters of fact an opinion of Corporation Counsel may rely on an Officers’ Certificate or certificates of public officials.

13.15      Certain Rights of Trustees

Subject to the provisions of Section 13.3,

(a)                                  the Trustees may conclusively act and rely as to the truth of the statements and correctness of the opinions expressed in, shall not be bound to make any investigation into the facts or matters of, and shall be fully protected in acting or relying or refraining from acting upon, any resolution, certificate, statement, statutory declaration, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b)                                 any request or direction of the Corporation shall be sufficiently evidenced by a request of the Corporation or order of the Corporation and any resolution of the Directors shall be sufficiently evidenced by a Certified Resolution;

(c)                                  whenever in the administration of this Indenture either Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, such Trustee (unless other evidence is herein specifically prescribed) may, in the absence of bad faith on its part, rely and act upon an Officers’ Certificate;

(d)                                 either Trustee at the expense of the Corporation may consult with Trustee Counsel and such other experts and advisers as such Trustee believes is necessary to enable it to perform its duties hereunder, and the advice or opinion of such Trustee Counsel, experts or advisers shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(e)                                  neither Trustee shall be under any obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Debentureholders pursuant to this Indenture unless such Debentureholders shall have offered to such Trustee at the discretion of the Trustee, sufficient funds or sufficient security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction, and provisions of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 13.15(e).

(f)                                    neither Trustee shall be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture;

(g)                                 the rights, privileges, protections, immunities and benefits given to the Trustees, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustees in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder;

(h)                                 each Trustee may request the Corporation deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture;

(i)                                     in no event shall either Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of god, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that such Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances; and

(j)                                     the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys or independent contractors and the Trustee will not be responsible for any misconduct or negligence on the part of any agent, attorney or independent contractor appointed with due care by it hereunder, provided such appointment has been made with the prior written consent of the Corporation.

13.16      Merger, Conversion, Consolidation or Succession to Business

Any corporation into which either Trustee may be merged or with which it may be amalgamated or consolidated, or any corporation resulting from any merger, amalgamation or consolidation to which such Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of such Trustee, shall be the successor of such Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article 13, without the execution or filing of any instrument or any further act on the part of any of the parties hereto.

13.17      Action by Trustees to Protect Interests

Each Trustee shall have power to institute and maintain such actions and proceedings as it may consider necessary or expedient to preserve, protect or enforce its interests and the interests of the Debentureholders.

13.18     Protection of Trustees

The Corporation hereby indemnifies and saves harmless each Trustee and its directors, officers and employees from and against all claims, demands, losses, actions, causes of action, costs, charges, expenses, damages, taxes (other than income or capital taxes), penalties and liabilities whatsoever brought against or incurred by such Trustee which it may suffer or incur as a result of or arising in connection with the performance of its duties and obligations under this Indenture, including any and all legal fees and disbursements of whatever kind or nature, except only in the event of the gross negligence, wilful misconduct, breach of fiduciary duty or bad faith of such Trustee.  This indemnity shall survive the removal or resignation of a Trustee under this Indenture and the termination of this Indenture.

Neither Trustee shall be liable for or by reason of any statements of fact in this Indenture or in the Debentures (except for the representations contained in Sections 13.4 and 13.19 and in the authentication of the Trustees on the Debentures) or required to verify such statements, and all such statements are and shall be deemed to be made by the Corporation.

Neither Trustee shall be bound to give notice to any Person of the execution of this Indenture.

Neither Trustee shall incur any liability or responsibility whatever or in any way be responsible for the consequence of any breach on the part of the Corporation of any of the covenants contained in this Indenture or in any Debentures or of any acts of the agents or employees of the Corporation.

Neither Trustee nor any Affiliate of either Trustee shall be appointed a receiver or receiver and manager or liquidator of all or any part of the assets or undertaking of the Corporation.

Nothing in this Indenture shall impose on either Trustee any obligation to see to, or to require evidence of, the registration or filing (or renewal thereof) of this Indenture or any instrument ancillary or supplemental to this Indenture in any jurisdiction.

Neither Trustee shall:

(a)                                  be responsible or liable for any debts contracted by it, for damages to Persons or property, for salaries, or for nonfulfillment of contracts in any period during which the Trustee is managing or in possession of assets of the Corporation,

(b)                                 be liable to account as mortgagee in possession or for anything other than actual receipts or be liable for any loss on realization or for any default or omission for which a mortgagee in possession may be liable,

(c)                                  be bound to do, observe or perform or to see to the observance of performance by the Corporation of any obligations or covenants imposed upon the Corporation, or

(d)                                 in the case of any chattel paper, security or instrument, be obligated to preserve rights against any other Persons,

and the Corporation waives any provision of applicable law permitted to be waived by it which imposes higher or greater obligations upon either Trustee.

The Trustees shall not be responsible or liable in any manner whatever for the sufficiency, correctness, genuineness or validity of any security deposited with it.

The Trustees shall incur no liability with respect to the delivery or non-delivery of any certificate or certificates whether delivered by hand, mail or any other means.

The Trustees shall not be responsible for ensuring that the proceeds from the sale of Debentures are used in a manner contemplated by any prospectus pursuant to which such Debentures were offered or sold.

The Trustees shall be entitled to rely on, and act upon any direction, order, notice, instruction or other communication provided to it hereunder which is sent to it by facsimile transmission.

13.19      Authority to Carry on Business

The Canadian Trustee represents to the Corporation that at the date of execution and delivery by it of this Indenture it is authorized to carry on the business of a trust company in each of the provinces of Canada.  If the Canadian Trustee ceases to be authorized to carry on such business in any province of Canada, the validity and enforceability of this Indenture and the Debentures issued under this Indenture shall not be affected in any manner whatsoever by reason only of such event, but within 90 days after ceasing to be authorized to carry on the business of a trust company in any province of Canada the Canadian Trustee either shall become so authorized or shall resign in the manner and with the effect specified in Section 13.6.

13.20      Trustees Not Liable in Respect of Depository

The Trustees shall not have any liability whatsoever for

(a)                                  any aspect of the records relating to or payments made on account of beneficial ownership interests in the Debentures held by and registered in the name of a Depository,

(b)                                 maintaining, supervising or reviewing any records relating to such beneficial ownership interests, or

(c)                                  any advice or representation made or given by or with respect to a Depository and made or given herein with respect to rules of such Depository or any action to be taken by a Depository or at the direction of a participant of a Depository.

13.21      Global Debentures

Debentures issued to a Depository in the form of a Global Debenture shall be subject to the following:

(a)                                  the Trustees may deal with such Depository as the authorized representative of the beneficial owners of such Debentures;

(b)                                 the rights of the beneficial owners of such Debentures shall be exercised only through such Depository and shall be limited to those established by law and by agreement between the beneficial owners of such Debentures and such Depository or direct participants of such Depository;

(c)                                  such Depository will make book-entry transfers among the direct participants of such Depository and will receive and transmit distributions of principal, Premium and interest on the Debentures to such direct participants; and

(d)                                 the direct participants of such Depository shall have no rights under this Indenture or under or with respect to any of the Debentures held on their behalf by such Depository, and such Depository may be treated by either Trustee and its agents, employees, officers and directors as the absolute owner of the Debentures represented by such Global Debenture for all purposes whatsoever.

13.22      Trustees Appointed Attorney

The Corporation hereby irrevocably appoints the Canadian Trustee to be the attorney of the Corporation in the name and on behalf of the Corporation to execute any documents and to do any acts and things which the Corporation ought to execute and do, and has not executed or done, under the covenants and provisions contained in this Indenture and generally to use the name of the Corporation in the exercise of all or any of the powers hereby conferred on the Canadian Trustee, with full powers of substitution and revocation.

13.23      Acceptance of Trusts

The Trustees hereby accept the trusts in this Indenture declared and provided for and agree to perform the same upon the terms and conditions set forth in this Indenture and in trust for the Debentureholders from time to time, subject to the terms and conditions of this Indenture.

13.24      Preferential Collection of Claims Against Corporation

The Trustees shall comply with Section 311(a) of the Trust Indenture Act, excluding any creditor relationship listed in Section 311(b) of the Trust Indenture Act.  A Trustee who has resigned or been removed shall be subject to 311(a) of the Trust Indenture Act to the extent indicated therein.

13.25      No Liability for Certain Deposited Monies

The Trustees will bear no liability for monies deposited other than with the Trustees.  The Trustees will disburse monies according to this Indenture only to the extent that monies have been deposited with it.

ARTICLE 14
SUPPLEMENTAL INDENTURES

14.1        Supplemental Indentures

From time to time the Trustees and, when authorized by a resolution of its Directors, the Corporation, may without the consent of any Debentureholder, and they shall when required by this Indenture, execute, acknowledge and deliver by their proper officers Supplemental Indentures, which thereafter shall form part of this Indenture, for any one or more of the following purposes:

(a)                                  adding limitations or restrictions to be observed upon the amount or issue of Debentures hereunder, provided that such limitations or restrictions shall not be materially adverse to the interests of the Debentureholders;

(b)                                 adding to the covenants of the Corporation herein contained for the protection of the Debentureholders or providing for Events of Default in addition to those herein specified;

(c)                                  making such provisions not inconsistent with this Indenture as may be necessary or desirable with respect to matters or questions arising hereunder, including the making of any modifications in the form of the Debentures which do not affect the substance thereof and which it may be expedient to make, provided that such provisions and modifications will not adversely affect the interests of the Debentureholders;

(d)                                 providing for the issue, as permitted hereby, of Debentures of any one or more Series;

(e)                                  evidencing the succession, or successive successions, of successors to the Corporation and the covenants of and obligations assumed by any such successor in accordance with the provisions of this Indenture;

(f)                                    giving effect to any Extraordinary Resolution or Ordinary Resolution;

(g)                                 adding to, changing, or eliminating any of the provisions of this Indenture in respect of one or more Series of Debentures, provided that any such addition, change, or elimination (i) will neither (A) apply to any Debenture of any Series created prior to the execution of such Supplemental Indenture and entitled to the benefit of such provision nor (B) modify the rights of the Holder of any such Debenture with respect to such provision or (ii) will become effective only when there is no such Debenture outstanding; and

(h)                                 evidencing and providing for the acceptance of appointment by the U.S. Trustee with respect to the U.S. Dollar Debentures of one of more Series, and adding or changing any of the provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by such U.S. Trustee.

It shall not be necessary for the U.S Trustee to execute any Supplemental Indenture under which only Canadian denominated Debentures are issued.

The Trustees may also, without the consent or concurrence of the Debentureholders, by Supplemental Indenture or otherwise, concur with the Corporation in making any changes or corrections in this Indenture which it shall have been advised by the Corporation’s Counsel are required for the purpose of curing or correcting any ambiguity or defective or inconsistent provision or clerical omission or mistake or manifest error contained herein or in any Supplemental Indenture, provided that the rights of the Debentureholders are in no way adversely affected thereby.

14.2        Effect of Supplemental Indentures

Upon the execution of any Supplemental Indenture, this Indenture shall be modified in accordance therewith, such Supplemental Indenture shall form a part of this Indenture for all purposes, and every Holder of Debentures shall be bound thereby.  Any Supplemental Indenture may contain terms which add to, modify or negate any of the terms contained in this Indenture, and to the extent that there is any difference between the terms of this Indenture and the terms contained in a Supplemental Indenture, the terms contained in the Supplemental Indenture shall be applicable to the Debentures to which such Supplemental Indenture relates and the corresponding terms contained in this Indenture shall not be applicable unless otherwise indicated in such Supplemental Indenture.

14.3        Execution of Supplemental Indentures

In executing, or accepting the additional trusts created by, any Supplemental Indenture permitted by this Indenture or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and shall be fully protected in relying upon, an Opinion of Corporation Counsel stating that the execution of such Supplemental Indenture is authorized or permitted by this Indenture.  The Trustee may, but shall not be obligated to, enter into any such Supplemental Indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

14.4        Reference in Securities to Supplemental Indentures

Securities of any series authenticated and delivered after the execution of any Supplemental Indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by such Trustee as to any matter provided for in such Supplemental Indenture.

ARTICLE 15
EVIDENCE OF RIGHTS OF DEBENTUREHOLDERS

15.1        Evidence of Rights of Debentureholders

Any instrument which this Indenture may require or permit to be signed or executed by the Debentureholders may be in any number of concurrent instruments of similar tenor and may be signed or executed by such Debentureholders in person or by attorney duly appointed in writing.  Proof of the execution of any such instrument, or of a writing appointing any such attorney or of the holding by any Person of Debentures shall be sufficient for any purpose of this Indenture if the fact and date of the execution by any Person of such instrument or writing are proved by the certificate of any notary public or other officer authorized to take acknowledgments of deeds to be recorded at the place at which such certificate is made that the Person signing such request or other instrument or writing acknowledged to him the execution thereof, or by an affidavit of a witness of such execution, or in any other manner which the Trustees may consider adequate.

The Trustees may, nevertheless, in their discretion, require further proof when they deem further proof desirable or may accept such other proof as they shall consider proper.

The ownership of Debentures shall be proved by the Registers as herein provided.

ARTICLE 16
EXECUTION AND FORMAL DATE

16.1        Counterpart Execution

This Indenture may be executed in several counterparts, each of which when so executed shall be deemed to be an original, and such counterparts together shall constitute one and the same instrument.

16.2        Formal Date

For the purpose of convenience, this Indenture may be referred to as bearing the formal date of December 16, 2004, irrespective of the actual date of execution hereof.

IN WITNESS WHEREOF the parties hereto have executed this Indenture.

BRP FINANCE ULC

By:
Name: •
Title: •

BNY TRUST COMPANY OF CANADA, as Canadian Trustee

By:

THE BANK OF NEW YORK MELLON, as U.S. Trustee

By:

SCHEDULE “A”

Form of • % Debentures due • (Series  )
CUSIP •
ISIN •

No.     $

BRP FINANCE ULC

(Incorporated under the laws of Alberta)

DEBENTURE

Issue Date	•

Stated Maturity	•

Interest Rate Per Annum	•%

Interest Payment Dates	• and • in each year

Initial Interest Payment Date	•

Principal Amount	$•

BRP Finance ULC (the “Corporation”) for value received hereby promises to pay to the registered holder hereof on the Stated Maturity, or on such earlier date as the Principal Amount may become due in accordance with the provisions of the Indenture (as defined below), on presentation and surrender of this Debenture, the Principal Amount in lawful money of • at the Corporate Trust Office of the • Trustee and to pay interest on the Principal Amount at the interest rate from the later of the Issue Date and the last Interest Payment Date on which interest has been paid or made available for payment on this Debenture, at the Corporate Trust Office of the • Trustee, in like money • on the Interest Payment Dates in each year, the first such payment to be payable on the Interest Payment Date, and if the Corporation at any time defaults in the payment of any principal or interest, to pay interest on the amount in default at the same rate, in like money, at the Corporate Trust Office of the • Trustee and • on the same dates.  Prior to each Interest Payment Date, the Corporation (except in case of payment at maturity or on redemption at which time payment of interest will be made only upon surrender of this Debenture) shall mail to the registered address of the registered holder of this Debenture, or in the case of joint holders to the registered address of the joint holder first named in the register, a cheque for the interest, less any tax required by law to be deducted or withheld, payable to the order of such holder or holders and negotiable at par at any of the branches at which interest on this Debenture is payable.  The mailing of such cheque shall satisfy and discharge the liability for interest upon this Debenture to the extent of the sum represented thereby (plus the amount of any tax deducted or withheld) unless such cheque is not paid on presentation.

This Debenture is one of a series of the Debentures of the Corporation issued and to be issued under an amended and restated indenture (the “Indenture”) dated as of • , made among the Corporation, BNY Trust Company of Canada (the “Canadian Trustee”) and The Bank of New York Mellon (the “U.S. Trustee”, and together with the Canadian Trustee, the “Trustee”), as Trustee.  The Indenture specifies the terms and conditions upon which the Debentures are issued or may be issued and held and the rights of the holders of the Debentures, the Corporation and the Trustee, all of which are incorporated by reference in this Debenture and to all of which the holder of this Debenture, by acceptance hereof, agrees.

The Debentures may be issued in one or more series and without limitation as to aggregate principal amount, but only upon the terms and subject to the restrictions set out in the Indenture.

At any time when the Corporation is not in default under the Indenture, the Corporation may purchase Debentures in the open-market or by tender or by private contract at any price.

The Principal Amount may become or be declared due before the Stated Maturity on the conditions, in the manner, with the effect and at the times set forth in the Indenture.

The Indenture contains provisions for the holding of meetings of Debentureholders and making resolutions passed at such meetings and instruments in writing signed by the holders of a specified majority of the Debentures outstanding binding on all Debentureholders, subject to the provisions of the Indenture.

This Debenture may be transferred only upon compliance with the conditions prescribed in the Indenture on one of the registers kept at the principal offices of the Trustees in Toronto, Ontario and New York, New York and at such other place or places, if any, and by such other registrar or registrars, if any, as the Corporation may designate, by the registered holder hereof or the holder’s legal representative or attorney duly appointed by an instrument in writing in form and execution satisfactory to the Trustee, and upon compliance with such reasonable requirements as the Trustee or other registrar may prescribe, and such transfer shall be duly noted hereon by the Trustee or other registrar.

This Debenture shall not become obligatory for any purpose until it shall have been certified by the manual signature of one of the Trustees under the Indenture.

IN WITNESS WHEREOF BRP Finance ULC has caused this Debenture to be signed by • and •.

BRP FINANCE ULC

•

•

(FORM OF TRUSTEES’ CERTIFICATE OF AUTHENTICATION)

TRUSTEES’ CERTIFICATE OF AUTHENTICATION

This Debenture is one of the Debentures referred to in the Indenture referred to above.

BNY TRUST COMPANY OF CANADA, as Canadian Trustee

By: Certifying Officer

or

THE BANK OF NEW YORK MELLON, as U.S. Trustee

By: Certifying Officer

(FORM OF REGISTRATION PANEL)

(NO WRITING HEREON EXCEPT BY THE TRUSTEES OR OTHER REGISTRAR)

DATE OF REGISTRY	IN WHOSE NAME REGISTERED	SIGNATURE OF TRUSTEE OR OTHER REGISTRAR